CAPRIOTTI'S SANDWICH SHOP, INC.
FRANCHISE AGREEMENT -- SUMMARY PAGES

Effective Date:	
Franchisor:	Capriotti's Sandwich Shop, Inc., a Nevada corporation
Address for Notice:	6056 S. Durango Drive, Suite 100 Las Vegas, NV 89113
Telephone Number:	(866) 959-3737
Facsimile Number:	(702) 736-9878
Email:	info@capriottis.com
Franchisee:	CAP'S OF SD, LLC
Type of Entity:	☐ Individual ☐ General Partnership ☐ Corporation X LLC ☐ Limited Partnership
Address for Notice:	4033 Dean Martin Drive Las Vegas, NV 89103
Telephone:	(702) 525-6881
Facsimile Number:	
Mobile Telephone:	
Email:	kantos@cox.net, peter@capsofsd.com
Franchisee's Principals:	The following is a list of all shareholders, partners, members or other investors owning a direct or indirect interest in Franchisee and a description of the nature of their interest.

NAME	OWNERSHIP INTEREST IN FRANCHISEE	NATURE OF INTEREST
Ken Antos	50%	Member Manager
David Becklean	50%	Member

The following is a list of all Franchisee's Principals, as defined and designated according to Section 18 of the Franchise Agreement, each of whom shall (unless executing the Franchisee Guaranty Agreement) execute the Restrictive Covenant as to Franchisee or Shareholder/Member/Partner of Franchisee substantially of the form set forth at Exhibit C to the Franchise Agreement.

(CA112 FOUNTAIN VALLEY BROOKHURST)

Location:	Callens Corner I, 18529 Brookhurst Street, Fountain Valley, California, 92708
Opening Date:	
Initial Franchise Fee:	$30,000.00
Development Fee:	$6,000.00
Royalty Fee:	6% of Gross Sales

By signing below each of the parties attests to the accuracy of the information contained in these Summary Pages and agrees to and intends to be legally bound by the terms and conditions of the CAPRIOTTI'S Franchise Agreement attached to these Summary Pages, effective on the Effective Date set forth above.

FRANCHISOR:

Capriotti's Sandwich Shop, Inc., a Nevada corporation

By:______________________
Ashley I. Morris, CEO

FRANCHISEE:

Cap's of SD, LLC, a California corporation

By: ______________________
Name: Ken Antos
Title: Member Manager

CONTRACT ASSIGNMENT AGREEMENT

This CONTRACT ASSIGNMENT AGREEMENT is made and effective this 4th day of Dec, 2013 by and among **CAPRIOTTI'S SANDWICH SHOP, INC.**, a **Nevada** corporation (hereinafter "Franchisor"), **KCI INVESTMENTS LLC**, a **Nevada** limited liability company (hereinafter "Assignor"), and **CAP'S OF SD, LLC**, a **California** limited liability company (hereinafter "Assignee").

WITNESSETH:

WHEREAS, Franchisor and Assignor are parties to a Franchise Agreement attached hereto as Exhibit "A" dated 12/4/13, 2013 for a CAPRIOTTI'S SANDWICH SHOP restaurant located at **18529 BROOKHURST STREET, FOUNTAIN VALLEY, CA** (hereinafter "Franchise Agreement");

WHEREAS, Assignor desires to transfer to Assignee and Assignee desires to assume all of Assignor's right, title and interest in and to the Franchise Agreement;

WHEREAS, Franchisor is willing to consent to the transfer subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I. Consent to Transfer

A. Assignor assigns, transfers, sets-over and delivers unto Assignee all of Assignor's right, title and interest in the Franchise Agreement.

B. Assignee assumes the obligations of Assignor under the Franchise Agreement and agrees to observe and perform all of the terms and conditions of the Franchise Agreement that are to be observed by Assignor, which arise from and after the date of this Agreement.

C. Franchisor consents to the assignment and assumptions set forth above, subject to the terms and conditions set forth herein.

II. Representation

A. Assignor represents to Franchisor that Assignor owns all right, title, and interest in and to the Franchise Agreement.

B. Assignor represents to Franchisor that Assignor has transferred, assigned and set over to Assignee all right, title, and interest in and to the Franchise Agreement, subject to the consent of Franchisor.

C. Assignee represents to Franchisor that Assignee has accepted all right, title and interest in and to the Franchise Agreement, subject to the consent of Franchisor.

D. Assignor and Assignee represent and warrant to Franchisor that they each have the authority to execute this Agreement.

III. Miscellaneous

A. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Each pronoun used herein shall be deemed to include the singular or plural, masculine or feminine, in accordance with the defined terms to which the pronouns refer.

B. This Agreement, the attachments hereto and the documents referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof. No amendment shall be binding unless in writing and signed by the party against whom enforcement is sought.

C. If Assignor or Assignee consist of more than one (1) individual or entity, their liability under this Agreement shall be deemed to be joint and several.

D. All provisions of this Agreement which by their terms or by reasonable implication are intended to survive the closing of this transaction shall survive it.

E. No waiver of any covenant or condition or the breach of any covenant or condition by any party shall constitute a waiver of any subsequent breach of such covenant or condition or authorize the breach or nonobservance of any covenant or condition by any party.

F. This Agreement shall be construed and enforced under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

Attest/Witness: ______________________

ASSIGNOR: **KCI INVESTMENTS LLC**

By: ______________________

Name: Ken Antos

Title: Managing Member

Attest/Witness: ______________________

ASSIGNEE:

CAP'S OF SD, LLC

By: ______________________

Name: Ken Antos

Title: Managing Member

Attest/Witness:

____

FRANCHISOR:

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ______________________

Name: Ashley Morris

Title: CEO

EXHIBIT A

CA112 FOUNTAIN VALLEY BROOKHURST ST.

FRANCHISE AGREEMENT

by and between

CAPRIOTTI'S SANDWICH SHOP, INC.

and

CAP'S OF SD, LLC

for a

CAPRIOTTI'S SANDWICH SHOP

providing for the retail sale of various submarine and deli sandwiches and related items

(CA112 FOUNTAIN VALLEY BROOKHURST)

TABLE OF CONTENTS

Page

FRANCHISE AGREEMENT

1.	Grant of Franchise	1
2.	Term	2
3.	Location and Territory	2
4.	Franchise Fee and Royalties	3
5.	Trademarks, Trade Names, and Trade Secrets	4
6.	Restrictive Covenant	7
7.	Obligations of Franchisor	7
8.	Obligations of Franchisee	8
9.	Examination of Financial and Business Records	16
10.	Termination	17
11.	Right Upon Termination or Expiration	20
12.	Right of First Refusal	23
13.	Closing on Right of First Refusal	23
14.	Bankruptcy and Other Involuntary Transfers	24
15.	Transfers to Franchisee's Family Upon Death	24
16.	Assumption of Management	24
17.	Determination of Fair Market Value	25
18.	Franchise Information	25
19.	Damages for Breach	25
20.	Assignment/Entire Agreement	25
21.	Severability	26
22.	Governing Law	26
23.	Survival	26
24.	Legal Counsel	26
25.	Cooperation	26
26.	Effect of Waiver	26
27.	Arbitration of Disputes	26
28.	Limitations on Recovery	27
29.	Indemnification	27
30.	Notices	28
31.	Franchise Representations	28

Exhibits

A. Site Selection Addendum
B. Financial Statement For Month of Location
C. Restrictive Covenant As To Franchisee or Shareholder of Franchisee
D. Non-Disclosure and Non-Competition Agreement
E. Franchise Guaranty Agreement

FRANCHISE AGREEMENT

This Franchise Agreement ("this Agreement") made this 4 day of [illegible], 2013 by and between **CAPRIOTTI'S SANDWICH SHOP, INC.**, a Nevada corporation, having its principal place of business at 6056 South Durango Drive, Suite 100, Las Vegas, Nevada 89113 ("Franchisor"), and **CAP'S OF SD, LLC**, a **CALIFORNIA** corporation, having its principal place of business at **CALLENS CORNER I, 18529 BROOKHURST STREET, FOUNTAIN VALLEY, CALIFORNIA 92708** ("Franchisee").

WITNESSETH:

WHEREAS, Franchisor is the owner of the trademarks, service marks, trade secrets and logo "CAPRIOTTI'S," which mark is registered with the USPTO under Registration Number 3,571,960, and any other trademarks Franchisor may develop, as well as the trade names "CAPRIOTTI'S" and "CAPRIOTTI'S SANDWICH SHOP" (collectively, the "Marks") and trade secrets, recipes and know-how for use in connection with the unique process and system for the preparation and sale of all of its food products (the "System"), together with all of the goodwill connected therewith; and

WHEREAS, Franchisee hereby acknowledges the requirement of appropriate safeguards for the maintenance and future promotion of the System by reason of its high standards of quality and service, and the fact that Franchisor has created over a period of years a superior reputation, name, identification and consumer demand for its products; and

WHEREAS, Franchisee hereby acknowledges and agrees to the exclusive right of Franchisor in and to the System as it is presently developed, or as the same may be improved upon during the term of this Agreement, including trade secrets, recipes, designs, trademarks, trade names, logos, signs and slogans presently in use and/or developed after the date of this Agreement, all of which may be used by Franchisee only based on the terms of this Agreement; and

WHEREAS, Franchisee desires, upon the terms and conditions of this Agreement, to obtain and enter into the business of operating a restaurant utilizing the System at and from the location agreed upon in this Agreement, under the name "CAPRIOTTI'S SANDWICH SHOP," subject to the training and supervision of Franchisor and in accordance with the standards of Franchisor presently in existence and/or as changed or modified at any time after the date of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF the foregoing, the mutual agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1. **Grant of Franchise**. Franchisor hereby grants Franchisee during the term of this Agreement a non-assignable, non-exclusive right to use the Marks as designated and authorized by Franchisor, and the System, in the operation of a sandwich and specialty shop (the "Franchised Restaurant"). The Franchised Restaurant shall be limited to, the designated location being specifically set forth in Section 3 of this Agreement or on the Site Selection Addendum (Exhibit A). Franchisee is hereby also granted the right to use the system of operation and method of doing business conceived and designated by Franchisor, and to buy supplies and products and to sell those items and products specified by Franchisor according to the

procedures, system and methods defined in this Agreement and the CAPRIOTTI'S SANDWICH SHOP Confidential Operations Manual (the "Manual").

2. **Term**. This Agreement shall be effective for a period of ten (10) years from the date of this Agreement (the "Initial Term"). If, upon the expiration of the Initial Term of this Agreement, Franchisee has fully complied with all of the terms and conditions of this Agreement, Franchisee shall have an option to renew this Agreement for an additional ten (10) year term provided that:

2.1 The royalties payable by Franchisee under this Agreement may be increased by Franchisor, in its sole discretion, but not to exceed, in any event, ten percent (10%) of Gross Sales;

2.2 Franchisee provides written notice of the intent to renew to Franchisor at least one hundred eighty (180) days before the expiration of the Initial Term. The notice so required shall be sent in accordance with the terms of Section 30, to the principal place of business of Franchisor as indicated within this Agreement or as may be changed in the future;

2.3 Franchisee shall sign Franchisor's then-current form of franchise agreement which shall replace and supersede this Agreement in all respects, and the terms of which may differ from the term of this Agreement, including a higher percentage royalty fee;

2.4 Franchisee, including all of Franchisee's owners, must sign a general release, in form satisfactory to Franchisor, of any and all claims, whether known or unknown, against Franchisor, its affiliates and their officers, directors, employees, agents, spouses and families;

2.5 Franchisee is in good standing with Franchisor and in full compliance with all of Franchisee's contractual obligations under this Agreement;

2.6 Franchisee undertakes all improvements and upfit necessary to bring the Franchised Restaurant into compliance with the then-current standards applicable to new franchisees; and

2.7 Franchisee shall pay a renewal fee of ten thousand dollars ($10,000.00) to Franchisor.

3. **Location and Territory**.

3.1 The street address of the location of the Franchised Restaurant approved by this Agreement is as referenced on the Franchise Agreement Summary Pages or the location designated in the Site Selection Addendum signed by the parties subsequent to the execution of this Agreement (the "Approved Location"). The Franchisee shall operate the Franchised Restaurant under the terms of this Agreement at the Approved Location and at no other location without prior written consent of Franchisor.

3.2 Franchisee shall have no protected territory and Franchisee acknowledges Franchisor and Franchisor's other franchisees are free to compete with Franchisee and there are no restrictions on Franchisor's ability to locate additional franchises.

3.3 Franchisor encourages Franchisee to make food deliveries from the Franchised Restaurant located at the Approved Location provided Franchisee complies with the procedures established by Franchisor for delivery, including delivery territories, if any, and ordering procedures.

4. **Franchise Fee and Royalties**. In consideration of the rights granted within this Agreement, Franchisee shall provide to Franchisor the following:

4.1 A one time nonrefundable franchisee fee of THIRTY THOUSAND dollars ($30,000) (the "Initial Franchise Fee") to be paid simultaneously with the execution of this Agreement. If this is a renewal franchise agreement, the renewal fee specified in Section 2.7 shall be paid in lieu of the Initial Franchise Fee;

4.2 A royalty equal to SIX percent (6%) of Franchisee's total Gross Sales ("Royalty Fee"). The payment shall be due on the fifth (5th) day after the end of each calendar month following the opening of the Franchised Restaurant ("Due Date"). Upon thirty (30) days written notice, Franchisor can commence calculating the Royalty Fee as of the fifteenth (15th) and the last day of each calendar month. In the event Franchisee's restaurant is closed without Franchisor's approval for one (1) or more days ("Unauthorized Closure"), in addition to the Royalty Fee due from operations, Franchisee shall remit a Royalty Fee equal to the product of the average Royalty Fee for the sixty (60) days immediately preceding the date the Unapproved Closure occurred multiplied by the number of days the Unauthorized Closure occurred. In this event, the aforementioned Due Date shall be on the fifth (5th) day after the end of each reporting period.

On each Due Date, Franchisor will transfer from Franchisee's bank operating account ("Account") the amount reported to Franchisor in Franchisee's sales report or determined by Franchisor by the records obtained by Franchisor through Franchisee's point of sale system and Aloha software. Franchisor shall have the right to obtain directly from Franchisee's point of sale system and Aloha software all information contained within this Agreement and compile a Royalty Fee report by accessing this information ("POS Data"). All POS Data must be submitted and/or accessible by the Due Date. If Franchisee has not reported Gross Sales to Franchisor for any fiscal period and Franchisor is not using POS Data to determine the amount due, Franchisor will transfer from the Account an amount calculated in accordance with its estimate of the Gross Sales during the fiscal period. If, at any time, Franchisor determines that Franchisee has underreported its Gross Sales, or underpaid the Royalty Fee or other amounts due to Franchisor under this Agreement, or any other agreement, Franchisor may initiate an immediate transfer from the Account in the appropriate amount in accordance with the foregoing procedure, including interest as provided in this Agreement. Any overpayment will be credited to the Account effective as of the first reporting date after Franchisor and Franchisee determine that this credit is due.

In connection with payment of the Royalty Fee by electronic funds transfer, Franchisee shall: (1) comply with procedures specified by Franchisor in the Manual; (2) perform those acts and sign and deliver those documents as may be necessary to accomplish payment by electronic funds transfer as described in this Section; (3) give Franchisor an authorization in the form designated by Franchisor to initiate debit entries and/or credit correction entries to the Account for payments of the Royalty Fee and other amounts payable under this Agreement, including any interest charges; and (4) make sufficient funds available in the Account for withdrawal by electronic funds transfer no later than the Due Date for payment thereof.

Failure by Franchisee to have sufficient funds in the Account shall constitute a default of this Agreement and may subject this Agreement to termination for cause as described within this Agreement. Franchisee shall not be entitled to set off, deduct or otherwise withhold any Royalty Fees, advertising contributions, interest charges or any other monies payable by Franchisee under this Agreement on grounds of any alleged non-performance by Franchisor of any of its obligations or for any

other reason. For purposes of this payment, "Gross Sales" shall mean the total of all revenue derived by Franchisee from operation of the Franchised Restaurant whether from sales for cash or credit, and irrespective of the collection thereof, including sales of both merchandise, products and services, exclusive of the following: sales tax; proceeds from the sale of equipment not in the ordinary course of business; and Franchisor pre-approved in writing promotional discounts provided physical evidence of the promotion (coupon) is retained and food purchased by employees for their own consumption as outlined in the Manual.

Royalty Fees received by Franchisor based on this Section shall not be deemed trust funds nor shall Franchisor be required to segregate these funds in any way. Royalty Fees shall be deemed general funds of Franchisor for all purposes and shall be non-refundable to Franchisee;

4.3 Franchisee agrees to furnish Franchisor with monthly financial statements in the form attached as Exhibit B by the twenty (25th) of each month;

4.4 Franchisee agrees to furnish Franchisor with yearly tax returns for the Franchised Restaurant the earlier of the twenty fifth (25th) of April, or thirty (30) days after the filing of said return with the applicable state and federal tax authorities; and

4.5 If Franchisee fails to timely deliver any financial report required under this Agreement twice in any twenty four (24) month period, Franchisor shall have the right to retain a bookkeeper to correct and maintain Franchisee's business records until Franchisor is confident Franchisee's financial reports accurately reflect the condition of the business. Franchisee shall reimburse Franchisor for these bookkeeping services at the rate of the greater of one hundred dollars ($100.00) an hour or the actual out of pocket costs incurred by Franchisor. Franchisee agrees to fully cooperate with Franchisor and agrees to provide all requested information to Franchisor's bookkeeper.

Late payment of any fee due under this Section 4 will result in a non-refundable charge of one hundred dollars ($100.00) per incidence.

5. **Trademarks, Trade Names, and Trade Secrets**. Franchisee acknowledges that Franchisee is required, if possible, to prevent those persons or parties associated with or employed by it from the unauthorized use of Franchisor's Marks and also to maintain and control the quality of products sold through the use of those Marks.

Franchisee therefore covenants and agrees to perform and abide by the following provisions:

5.1 Franchisee shall not use the Marks or any stylistic or colorable variation thereof as: (i) part of a trademark, service mark or trade name of any corporation, partnership, proprietorship or other business entity in which Franchisee owns or holds any interest; or as (ii) the trademark, trade name or assumed name of any business entity except in connection with the terms of this Agreement and the Franchised Restaurant;

5.2 Franchisee shall not use any of the Marks in connection with any advertising, promotion, sale or distribution of any item or other product not included on Franchisor's approved list or for any service not offered by Franchisor without Franchisor's prior written consent;

5.3 Franchisee shall not use or allow the use of Franchisor's Marks in or on any promotional material, advertisement, display, business forms or other printed material without affixing the Marks to these materials in the manner required by Franchisor. All advertising and promotions must conform to the standards and requirements specified by Franchisor. Franchisee must submit to Franchisor

(through the mail, return receipt requested) for prior written approval, samples of all advertising and promotional plans and materials to be used by Franchisee in the Franchised Restaurant and none of these materials may be used without the express prior written consent of Franchisor;

5.4 Franchisee shall use the Marks in the precise form prescribed by Franchisor and shall observe all directions from Franchisor regarding the presentation of the Marks and the manner of their display and use. All paper goods, advertising and promotional materials that have not been furnished by Franchisor shall be submitted by Franchisee to Franchisor for approval before use by Franchisee in the Franchised Restaurant. Franchisor's approval shall not be unreasonably withheld or delayed for more than thirty (30) days after receipt of the proposed advertising material. If Franchisor fails to respond within thirty (30) days, the approval request shall be deemed denied;

5.5 Franchisee shall use the Marks only on any goods and/or for any services which are in compliance with the directions and specifications periodically issued by Franchisor and with other quality control measures now in effect or which Franchisor may adopt in the future to promote and defend the goodwill associated with the Marks. Franchisee is prohibited from using the Marks on any goods and/or for any services not in compliance with these directions and specifications issued by Franchisor;

5.6 Franchisee shall promptly discontinue use of the Marks of Franchisor, and shall take appropriate action to remove said Marks from the premises upon which its business is located upon the expiration, termination or revocation of this Agreement;

5.7 Franchisee understands and agrees that Franchisor has disclosed or will later disclose to Franchisee certain confidential or proprietary information and trade secrets. Except as necessary in connection with the operation of the Franchised Restaurant and as approved by Franchisor, Franchisee shall not, during the Initial Term or at any time after the expiration or termination of this Agreement, regardless of the cause of termination, directly or indirectly, use for its own benefit or communicate or divulge to, or use for the benefit of any other person or entity, any trade secrets, confidential information, knowledge or know-how concerning the recipes, food products, advertising, marketing, designs or methods of operation of the Franchised Restaurant or the System. Franchisee shall disclose to its employees only the confidential, proprietary or trade secret information as is necessary to operate its restaurant hereunder and then only while this Agreement is in effect. Any and all information, knowledge or know-how, including, without limitation, drawings, materials, equipment, marketing, recipes and other data which Franchisor designates as secret or confidential shall be deemed secret and confidential for purposes of this Agreement. Franchisee hereby acknowledges and agrees that all Franchisor's recipes and food preparation techniques are and shall remain trade secrets. Additionally, Franchisee agrees not to make any unauthorized postings of trade secrets on any Internet websites or electronic bulletin boards;

5.8 Franchisee and its shareholders agree that, in the event any trade secrets are disclosed in violation of this Agreement, then, Franchisee and its shareholders shall be liable for damages with respect to loss of potential franchise fees, loss of royalties, attorneys' fees related to the breach of its promise, costs and any other damages or remedies deemed appropriate by a court of competent jurisdiction; and

5.9 Franchisee acknowledges Franchisor reserves the right to change, revise or substitute different Marks for use in identifying the System, the Franchised Restaurant and the products sold or offered for sale through the Franchised Restaurant, if Franchisor, in its sole discretion, determines that change, revision or substitution of different Marks will be beneficial to the System. In these circumstances, the use of the substitute Marks shall be governed by the terms of this Agreement.

Franchisee shall comply with each change, revision or substitution and bear all expenses associated therewith. In the event that a court of competent jurisdiction should order, or if Franchisor in its sole discretion should deem it necessary or advisable, Franchisee shall modify or discontinue use of any Mark. Franchisee shall comply with Franchisor's directions regarding any of these Marks within thirty (30) days after receipt of notice from Franchisor or, if this modification or discontinuance is court-ordered, immediately. Franchisor shall not be obligated to compensate Franchisee for any costs or expenses incurred by Franchisee in connection with any of these modifications or discontinuances. Franchisee shall also use these additional or substitute Marks as Franchisor shall direct.

5.10 Unless otherwise approved in writing by Franchisor, Franchisee shall not establish a separate Website. However, Franchisor shall have the right to require that Franchisee have one (1) or more references or webpage(s), as designated and approved in advance by Franchisor, within Franchisor's principal Website, which is currently www.capriottis.com ("Franchisor's Website"). The term "Website" means an interactive electronic document contained in a network of computers linked by communications software, commonly referred to as the Internet or World Wide Web, including, but not limited to, any account, page, or other presence on a social or business networking media site, such as Facebook, Twitter, Linked In, and on-line blogs and forums ("Networking Media Sites"). Franchisor shall have the right to require that Franchisee not have any Website other than the webpage(s), if any, made available on Franchisor's Website. However, if Franchisor approves a separate Website for Franchisee (which Franchisor is not obligated to approve; and, which approval, if granted, may later be revoked by Franchisor), then each of the following provisions shall apply:

(a) Franchisee specifically acknowledges and agrees that any Website owned or maintained by or for the benefit of Franchisee shall be subject to Franchisor's prior review and approval;

(b) Any expenditures by Franchisee in connection with any Website shall not count towards fulfilling Franchisee's advertising obligations;

(c) Before establishing any Website, Franchisee shall submit to Franchisor, for Franchisor's prior written approval, a sample of the proposed Website domain name, format, visible content (including, without limitation, proposed screen shots), and non-visible content (including, without limitation, meta tags) in the form and manner Franchisor may reasonably require;

(d) If approved, Franchisee shall not subsequently modify such Website without Franchisor's prior written approval as to such proposed modification;

(e) Franchisee shall comply with the standards and specifications for Websites that Franchisor may periodically describe in the Manual or otherwise in writing;

(f) If required by Franchisor, Franchisee shall establish such hyperlinks to Franchisor's Website and other Websites as Franchisor may request in writing; and

(g) Franchisee shall not make any posting or other contribution to a Networking Media Site relating to Franchisor, the System, the Marks or the Franchised Restaurant that (i) is derogatory, disparaging or critical of Franchisor, (ii) is offensive, inflammatory or indecent, (iii) harms the goodwill and public image of the System and/or the Marks or (iv) violates Franchisor's policies relating to the use of Networking Media Sites.

Franchisee shall take such steps as are necessary to ensure that its employees do not violate Franchisor's policies relating to the use of Networking Media Sites, including, but not limited to, prohibiting employees from posting any information relating to Franchisor, the System, the Marks or the Franchised Restaurants on any Networking Media Site that is inconsistent with such policies.

5.11 Franchisee shall not use the Marks or any abbreviation or other name associated with Franchisor and/or the System as part of any e-mail address, domain name and/or other identification of Franchisee in any electronic medium. Franchisee agrees not to transmit or cause any other party to transmit advertisements or solicitations by e-mail or other electronic media without first obtaining Franchisor's written consent as to: (i) the content of such e-mail advertisements or solicitations; and (ii) Franchisee's plan for transmitting such advertisements. In addition to any other provision of this Agreement, Franchisee shall be solely responsible for compliance with all laws pertaining to e-mails, including, but not limited to, the U.S. Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (known as the "CAN-SPAM Act of 2003").

6. **Restrictive Covenant**. During the term of this Agreement, Franchisee and any of Franchisee's shareholders, officers, directors, general or limited partners or members, as the case may be, agree to refrain from operating a business offering for sale hot and cold submarine sandwiches and other deli-related menu items (other than soft drinks) anywhere in the United States of America. For a two (2) year period following the expiration, termination or revocation of this Agreement for any reason, neither Franchisee nor any of its shareholders, officers, directors, general or limited partners or members, as the case may be, either directly or indirectly, shall engage in any business offering for sale hot and cold submarine sandwiches and/or other deli-related menu items (other than soft drinks) within a five (5) mile radius of the Franchised Restaurant or from any other existing CAPRIOTTI'S SANDWICH SHOP location. In this regard, Franchisee, shareholders, members, partners and their spouses, shall sign Exhibit C acknowledging that they are bound by the terms of this Section 6.

7. **Obligations of Franchisor**. Franchisor agrees:

7.1 to make available to Franchisee the benefit of its knowledge and experience in the installation, commencement and operation of the System;

7.2 to make available to the Franchised Restaurant the benefit of its knowledge and experience in: (i) selection and installation of equipment and furnishings; (ii) appropriate décor and restaurant layout; (iii) purchase, location and installation of signs identified with the operation of the Franchised Restaurant; and (iv) the System. Franchisee shall pay Franchisor a one-time nonrefundable Development Services Fee ("Development Services Fee") in the amount of SIX THOUSAND Dollars ($6,000.00) to be paid simultaneously with the execution of this Agreement for Franchisor's assistance with these matters;

7.3 to render advisory service regarding the operation of the Franchised Restaurant, including handling products and services in accordance with the System and development of personnel policy and training of the Franchised Restaurant's employees in the operation of the restaurant;

7.4 to provide quality control by conducting random, unannounced inspections of the Franchised Restaurant to ensure quality of products and services;

7.5 to provide electronic access to the Manual after this Agreement has been signed. If a paper copy is required, one (1) will be loaned to Franchisee for a non-refundable fee of one thousand dollars ($1,000.00) and must be returned upon termination of the franchise relationship;

7.6 to provide up to two (2) weeks of supervision and assistance to Franchisee and employees of the Franchised Restaurant around the opening of the Franchised Restaurant ("Pre-Opening Event");

7.7 at the reasonable request of Franchisee, to assist in the set-up of the accounting system to be utilized by the Franchised Restaurant;

7.8 to review monthly reports and other information of the Franchised Restaurant as may be required by Franchisor; and

7.9 to provide a list of approved supplies and approved suppliers to Franchisee.

In the event Franchisor is required to expend more than two (2) weeks of effort in assisting Franchisee in opening the Franchised Restaurant (other than training and pre-opening events), Franchisor reserves the right to invoice Franchisee for the additional time at Franchisor's then-current rate for additional training. All obligations of Franchisor under this Agreement are owed solely to Franchisee, and no other party is entitled to rely on, enforce or obtain relief for breach of these obligations, either directly or by subrogation.

If Franchisee fails to pay any sum due Franchisor on the date payment is due, or is otherwise in default under any agreement between Franchisee and Franchisor, Franchisor may, at its sole discretion, withhold any supervisory assistance or other services listed in this Section 7.

8. **Obligations of Franchisee**. Franchisee agrees:

8.1 to specifically follow the requirements and procedures set forth in the Manual presently in effect and as may periodically be amended in Franchisor's sole discretion;

8.2 to allow Franchisor the right to approve a manager with full managerial powers and authority to control the daily operations of Franchisee's Franchised Restaurant. Although Franchisor shall have the right to approve a manager, the manager shall be subject to the control of Franchisee. Franchisee understands the intent of Franchisor is to insure an appropriate set-up and, as importantly, to institute proper and adequate general business practices, product preparations, service by employees, purchase of supplies and other appropriate standards or procedures to facilitate and assist in the effective operation of the franchise;

8.3 to employ the methods of operation specified by Franchisor, the Manual and the System to insure the highest quality food products and services are provided to the consuming public. Franchisee understands there must be strict adherence, without variation, to the aforesaid method of preparation and presentation of the products sold by Franchisee and to all other requisites and directions set forth by the System now in effect and as modified by Franchisor periodically;

8.4 to comply with all requests of Franchisor with respect to the appearance and use of the Marks licensed under this Agreement, including any requests to change the form or style or discontinue using any of said Marks;

8.5 to take necessary measures to obtain all appropriate licenses, permits and approvals to do business at the Approved Location before opening the Franchised Restaurant and shall present evidence of the same to Franchisor upon obtaining these documents;

8.6 to spend at least two thousand five hundred dollars ($2,500.00) in advertising to promote the grand opening of Franchisee's Franchised Restaurant ("Grand Opening Advertising");

8.7 to obtain liability insurance before opening the Franchised Restaurant from a nationally recognized insurance company relating to the premises, business operations, and product liability with the following minimum policy limits: comprehensive general liability—bodily injury and property damage ($1 million dollars per occurrence), including product/completed operations ($2 million dollars general aggregate); automotive liability for both owned and non-owned vehicles ($1 million dollars per accident, which is a separate limit from the comprehensive general liability limit); and worker's compensation insurance in those amounts dictated by state and local laws. Periodically in Franchisor's discretion, Franchisor may increase or modify these limits of liability or require additional types of coverage. Said policies of insurance shall name Franchisor as an "additional insured" and shall expressly protect both Franchisee and Franchisor and shall require the insurer to defend both Franchisee and Franchisor in any action while reserving Franchisor's right to involve counsel of its own choosing in protection of its own and Systemwide interests. Additionally, Franchisee's insurance policy must waive on behalf of its insurer any right of subrogation by the insurance company against Franchisor, its officers, shareholders and employees. Franchisor, or its insurer, shall have the right to participate in discussions with Franchisee's insurance company or any claimant (in conjunction with Franchisee's insurance company) regarding any claim of liability, and Franchisee agrees to adopt reasonable recommendations to Franchisee's insurance carrier regarding the settlement of any of these claims. Franchisee shall furnish to Franchisor a certified copy or certificate of insurance for each policy, naming Franchisor as an additional insured and providing that these policies shall not be canceled, amended or modified without ten (10) days prior written notice thereof to Franchisor. Upon notice from Franchisor to Franchisee, Franchisee shall take immediate measures to obtain these policies as are required by this provision. Franchisee shall provide Franchisor with written evidence of the insurance policies required by this Agreement within five (5) days of obtaining the policies. Franchisee shall be required to provide Franchisor with a new certificate or other proof of insurance within ten (10) days of the insurance being renewed. If Franchisee fails to procure or maintain in force any insurance required by this Section or fails to furnish the certified copies or certificates thereof required hereunder, Franchisor may, in addition to any other remedy it may have, procure the insurance and/or certified copies or certificates, and Franchisee shall promptly reimburse Franchisor for all premiums and other costs incurred in connection therewith. By doing the above Franchisee will satisfy Franchisor's insurance mandate. Franchisee understands that doing so does not necessarily furnish Franchisee with protection levels adequate to its needs and that its obligation to indemnify Franchisor, as described in this Agreement may exceed the amount of insurance Franchisee is required to obtain or does obtain;

8.8 to require all employees to sign the Non-Disclosure and Non-Competition Agreement attached as Exhibit D before the hiring of said employees;

8.9 to insure that the highest degree of quality and service is maintained. You must operate the Franchised Restaurant in strict conformity with these methods, standards and specifications as Franchisor may prescribe in the Manual or otherwise in writing. Franchisor must approve any and all products and services used in the operation of the Franchised Restaurant and suppliers from which products and services are purchased. Franchisee must use only approved suppliers as Franchisee's exclusive suppliers and service providers as required by Franchisor in the Manual, which may include, but not be limited to, food suppliers and merchant card processors. For instance, Franchisee must use the then-current merchant card service supplier. **FRANCHISOR MAY, BUT IS NOT REQUIRED TO, NEGOTIATE PURCHASE ARRANGEMENTS WITH SUPPLIERS.** If Franchisee proposes to purchase any products, equipment, forms, paper or other products used in the Franchised Restaurant (that Franchisee is not required to purchase from Franchisor) from a manufacturer, distributor, vendor or other supplier that Franchisor has not previously approved, Franchisee shall submit to Franchisor a written request for the approval or shall request the

supplier to do so itself. None of these suppliers may be used by Franchisee without first obtaining Franchisor's prior written approval. Franchisor has the right to require, as a condition of its approval, that its representatives be permitted to inspect the supplier's facilities, and that the information, specifications and samples as Franchisor reasonably designates be delivered to Franchisor and/or to an independent, certified laboratory designated by Franchisor for testing before granting approval. A charge not to exceed the actual cost of the inspection(s) and the actual cost of the test(s) shall be paid by Franchisee. Costs shall include all costs incurred by Franchisor, including, but not limited to, Franchisor's oversight and administrative charges. Franchisor has the right to establish, periodically, the criteria used in evaluating alternative suppliers, which criteria may include, but not be limited to, price, quality, purchasing requirements and the economic impact on franchisees as a group from allowing Franchisee to purchase from alternative suppliers. Franchisor reserves the right, at Franchisor's option, to re-inspect the facilities and products of any of these approved suppliers and to revoke its approval upon its failure to continue to meet any of the foregoing criteria;

8.10 to maintain in sufficient supply and use at all times only those products, materials, supplies and methods of service as conform to Franchisor's standards and specifications and must refrain from using nonconforming items or methods without Franchisor's prior written consent. Franchisee also must sell, distribute or deliver only those products that meet Franchisor's standards of quality and quantity and that have been expressly approved for sale in writing by Franchisor; must sell or offer for sale all approved items; must refrain from any deviation from Franchisor's standards and specifications without Franchisor's prior written consent; must discontinue selling and offering for sale any items, products or services which Franchisor may, in its discretion, disapprove in writing at any time; and must use only products bearing the approved Marks which meet the specifications of Franchisor;

8.11 to permit Franchisor or its agents to conduct unannounced inspections at any reasonable time. Franchisee must permit Franchisor or its agents, at any reasonable time, to remove from the Franchised Restaurant samples of items without payment for these items, in amounts reasonably necessary for testing by Franchisor or an independent laboratory, to determine whether these samples meet Franchisor's then-current standards and specifications. In addition to any other remedies Franchisor may have under the Franchise Agreement, Franchisor may require Franchisee to bear the cost of this testing if the supplier of the item has not previously been approved by Franchisor or if the sample fails to conform to Franchisor's specifications. Franchisee grants Franchisor and its agents the right to enter the Franchised Restaurant at any reasonable time to inspect, photograph or videotape the Franchised Restaurant, equipment and operations in the Franchised Restaurant. Franchisee must cooperate with Franchisor's representatives in these inspections by rendering assistance as they may reasonably request. Upon reasonable notice from Franchisor or its agents and without limiting Franchisor's other rights under the Franchise Agreement, Franchisee must take the steps necessary to correct immediately any deficiencies detected during any inspection, including, without limitation, immediately desisting from the continued use of any equipment, advertising materials, products or supplies that do not conform to Franchisor's then-current specifications, standards or requirements;

8.12 to allow Franchisor the ability to provide guidance relative to the prices at which any menu items are sold. Franchisor shall have the right to establish maximum prices which may be charged based on an analysis of the market and to facilitate advertising and competitive strategies;

8.13 to purchase or lease and install, at Franchisee's expense, all fixtures, furnishings, signs and equipment that Franchisor may reasonably direct in the Manual or otherwise in writing, including any that Franchisor may require in the future, such as security and video surveillance systems and any enhancements, additions, substitutions, modifications and upgrades. Specifically, Franchisor may require that Franchisee install and maintain systems that permit Franchisor to access and retrieve electronically any other information stored in your computer systems, including images and information stored in your security and video surveillance systems, at the times and in the manner that Franchisor may specify periodically.

Franchisee must refrain from installing or permitting to be installed on or about the Franchised Restaurant premises, without Franchisor's prior written consent, any fixtures, furnishings, signs, equipment or other improvements not previously approved as meeting Franchisor's standards and specifications;

8.14 to submit to Franchisor (through certified mail, return receipt requested) for its prior written approval samples of all advertising and promotional plans and materials that Franchisee desires to use and which have not been prepared or previously approved by Franchisor. Franchisee must display the Marks in the manner required by Franchisor on all signs and other advertising and promotional materials used in the Franchised Restaurant. All advertising and promotions by Franchisee in any manner or medium must be conducted in a dignified manner and must conform to the standards and requirements specified by Franchisor. In Franchisor's discretion, Franchisor may, periodically, but shall not be required to, provide Franchisee with advertising assistance. If Franchisee elects to do more advertising than the advertising provided by Franchisor, if any, Franchisee shall be responsible for all costs of this advertising and promotion. All of these advertisements, if any, must be approved by Franchisor in writing before use;

8.15 to not engage in any trade practice or other activity which is harmful to the goodwill or reflects unfavorably on the reputation of Franchisor or the System and the products sold from the Franchised Restaurant which constitutes deceptive practices, unfair competition or otherwise violates any applicable laws;

8.16 that it is Franchisee's responsibility to select Franchisee's own location which must be approved by Franchisor. Franchisor must approve the lease if Franchisee does not own the premises, which approval shall not be unreasonably withheld. Before executing the lease, Franchisee shall remit to Franchisor a copy of the proposed lease agreement with all amendments and addendum. The same procedure shall be followed before executing any amendments or extensions of the lease agreement. Franchisor will review and approve the lease to ensure it meets Franchisor's specifications, including the incorporation of Franchisor's standard lease rider included in Exhibit 1 of Exhibit A. The terms of the lease rider are hereby incorporated by reference. Franchisor's review is not a replacement for a review by Franchisee's own attorney and Franchisor makes no representations or warranties regarding the suitability of the premises Franchisee selects;

8.17 to acquire and subscribe to Aloha Enterprise at Franchisee's expense and utilize the Aloha software package and Point of Sale System ("POS System") approved by Franchisor in Franchisee's Franchised Restaurant. Franchisee agrees that Franchisor shall have the free and unfettered right to retrieve any data and information from Franchisee's computers and POS System as Franchisor, in its sole discretion, deems appropriate, including electronically polling the daily sales and other data of the Franchised Restaurant ("Data Mining"). Franchisee agrees that the Data Mining to be conducted by Franchisor is necessary for the successful operation of the System and Franchisee consents to the installation of any and all software and/or hardware as may be necessary to facilitate the Data Mining.

Franchisor shall have the right to specify or require that certain brands, types and/or models of communications, computer systems and hardware be used by Franchisee, including without limitation: (i) back office and point-of-sale systems, data, audio and video systems for use at the Franchised Restaurant; (ii) printers and other peripheral hardware or devices; (iii) archival back-up systems; (iv) Internet access mode and speed; and (v) physical, electronic and other security systems (collectively, the "Computer System").

Franchisor shall have the right, but not the obligation, to develop or have developed for it, or to designate: (i) computer software programs that Franchisee must use in connection with the Computer System (the "Required Software"), which Franchisee shall install at its expense; (ii) updates, supplements, modifications or enhancements to the Required Software, which Franchisee shall install at its expense; (iii) the tangible media upon which Franchisee shall record data; and (iv) the database file structure of the Computer System.

Franchisee shall purchase from Franchisor or its affiliate the Computer System and, if applicable, the Required Software. Franchisor shall have the right at any time to remotely retrieve and use such data and information from Franchisee's Computer System or Required Software that Franchisor deems necessary or desirable. Franchisee expressly agrees to strictly comply with Franchisor's standards and specifications for all items associated with Franchisee's Computer System and any Required Software in accordance with Franchisor's standards and specifications. Franchise agrees, at its own expense, to keep the Computer System in good maintenance and repair and install such additions, changes, modifications, substitutions and/or replacements to the Computer System or Required Software as Franchisor directs from time to time in writing. Franchisor may require Franchisee to purchase from Franchisor or an affiliate an annual support package at Franchisor's or affiliate's then-current prices for such support services. Franchisee agrees that its compliance with this Section shall be at Franchisee's sole cost and expense.

Franchisee and Franchisor acknowledge and agree that changes to technology are dynamic and not predictable within the term of this Agreement. In order to provide for inevitable but unpredictable changes to technological needs and opportunities, Franchisee agrees that Franchisor shall have the right to establish, in writing, reasonable new standards for the implementation of technology in the System; and Franchisee agrees that it shall abide by those reasonable new standards established by Franchisor as if this Agreement were periodically revised by Franchisor for that purpose;

8.18 that Franchisee will, within nine (9) months from the date of written notice from Franchisor, remodel or re-equip the Franchised Restaurant in accordance with the specifications provided by Franchisor. This remodeling and re-equipping may include replacing worn out, obsolete or dated equipment, fixtures, furnishings and signs; structural modifications; redecorating; or purchasing more efficient or improved equipment. Franchisor may require Franchisee to perform remodeling and to purchase equipment at those times as Franchisor, in Franchisor's sole discretion, deems necessary and reasonable; provided, that Franchisor may not require any remodeling requiring an expenditure in excess of ten thousand dollars ($10,000.00) during the first two (2) years of the Term or fifty thousand dollars ($50,000.00) in any five (5) year period. FRANCHISEE ACKNOWLEDGES THAT EQUIPMENT, ALTERATIONS AND RENOVATIONS REQUIRED BY FRANCHISOR MAY INVOLVE SUBSTANTIAL ADDITIONAL INVESTMENT BY FRANCHISEE DURING THE TERM OF THIS AGREEMENT;

8.19 that if the Franchised Restaurant has not previously opened for business, Franchisor will train Franchisee in its operation before opening by providing a training program. Franchisee shall attend the training program and Franchisee's operations manager, a second associate or employee may also attend without charge. If Franchisee would like additional employees to attend the training program at the same time as Franchisee, Franchisor in its discretion may agree to provide this additional training at the fee determined by Franchisor. The training program is a blended learning training program including internet-based, classroom and on-site training at an approved training restaurant. Each training program may include instruction on sales techniques, products orientation, accounting procedures, ordering and inventory controls, food preparation and operations management. The training shall be provided at Franchisor's headquarters or designated location(s) and shall also include uncompensated on-the-job training at an approved training restaurant. Franchisee must obtain, at

Franchisee's expense, access to a computer and high-speed Internet connection to access the online training portal. The training may be presented in installments and Franchisee will be required to attend all installments. Franchisor shall bear the direct training costs and expenses of the training (for instructors, manuals, classrooms) and Franchisee shall bear and pay all indirect training costs and expenses, such as any salary expenses of its employees and all expenses of travel, lodging, meals and other living expenses that Franchisee and designee(s) incur in attending the training program which shall be borne and paid by Franchisee. Failure by Franchisee and/or Franchisee's operations manager to successfully graduate from training shall be grounds for termination of this Agreement. Cheating will also be grounds for immediate termination;

8.20 attend and participate in the Annual Franchise Convention and Regional Meetings. Attendance at such convention and meetings shall be at Franchisee's sole expense; provided, however, that attendance will not be required at more than two (2) such programs in a calendar year and shall not collectively exceed four (4) business days in duration in any calendar year (not including travel time);

8.21 that each month during the Initial Term, Franchisee shall make the following contributions and expenditures for marketing and advertising:

(a) <u>Marketing Fund</u>

(i) Franchisee shall contribute to the National Marketing Fund ("Marketing Fund"), an amount that Franchisor designates periodically which amount shall not exceed three percent (3%) of the Gross Sales of the Franchised Restaurant for the period. Franchisor shall establish and maintain a bank account for the purpose of administering the Marketing Fund, as described in this Agreement. Franchisee shall make contributions to the Marketing Fund as set out in this Section 8.20. Franchisor has the sole discretion to settle or forgive any accrued and unpaid Marketing Fund contributions owed by any franchisee.

(ii) Franchisee agrees and acknowledges that contributions to the Marketing Fund are intended to increase recognition of the Marks and to further the public image and acceptance of the System and that Franchisor does not undertake any obligation to ensure that expenditures from the Marketing Fund are proportionate or equivalent to contributions to the Marketing Fund by Franchised Restaurants operating in the geographic area or that Franchisee or the Franchised Restaurant will benefit directly or in proportion to its contribution to the Marketing Fund. Neither Franchisor nor any of Franchisor's respective officers, directors, agents or employees, shall be liable to Franchisee with respect to the maintenance, direction or administration of the Marketing Fund, including the handling of contributions, expenditures, investments or borrowing, except for acts constituting willful misconduct.

(iii) Franchisor shall make contributions to the Marketing Fund for each Franchised Restaurant that Franchisor or its affiliate owns.

(iv) While Franchisee is in compliance with Section 8.20, Franchisee will be furnished with advertising materials which were produced with expenditures from the Marketing Fund for distribution to franchisees of the System on the same terms and conditions as the materials are furnished to other franchisees.

(v) Franchisee shall make its contribution to the Marketing Fund on the date and in the manner designated by Franchisor, including bank drafting. Contributions to the Marketing Fund may be used to defray expenses of Franchisor only to the extent of the administrative costs and overhead that Franchisor may reasonably incur in administering the Marketing Fund.

(vi) The Marketing Fund, all contributions to it and any earnings on those contributions shall be used exclusively to meet all costs of maintaining, administering or directing and preparing promotional and/or advertising activities. Franchisor has the sole discretion over how and where the Marketing Fund contributions are spent to promote, enhance or further the growth of the System, including, without limitation, promotional marketing and advertising expenses, hiring marketing, public relations and advertising agencies and in-house personnel to assist in developing the System's materials, branding and average unit volumes, expenses associated with listings in telephone books, subsidies of premiere/marquis restaurants designed to garner media attention and promote the brand name, travel expenses in connection with promotions and marketing meetings, training, development of trademarks and trademarked materials, production of circulars, media, advertisements, coupons and promotional materials (including point of purchase materials) and for any other use Franchisor determines. Additionally, Franchisor can use the Marketing Fund to pay for expenses incurred in developing and maintaining the non-franchise sales portion of Franchisor's website. All sums paid by Franchisee into the Marketing Fund shall be maintained in an account separate from the other monies of Franchisor and shall not be used to defray any of Franchisor's expenses, except for the reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Marketing Fund and promotion and advertising programs for franchisees and the System, including, among other things, the cost of personnel for creating and implementing advertising, promotional and marketing programs. The Marketing Fund and its earnings shall not otherwise inure to the benefit of Franchisor.

(vii) It is anticipated that all contributions to and earnings from the Marketing Fund shall be expended for promotional and/or advertising purposes during the taxable year in which the contributions and earnings are received. If, however, Franchisor determines that funds should be retained and accumulated for major advertising purchases or any other reason, then funds may

be held beyond the year of receipt. Generally, if excess amounts remain in the Marketing Fund at the end of the taxable year, all expenditures for the following taxable year(s) shall be made first out of accumulated earnings from the previous year, next out of earnings in the current year and finally from contributions.

(viii) The Marketing Fund is not and shall not be an asset of Franchisor or its designate. A statement of the operation of the Marketing Fund as shown on the books of the Marketing Fund shall be prepared annually and shall be made available to Franchisee. Upon request, Franchisor shall make available for inspection by Franchisee the books and records of the Marketing Fund. At Franchisor's option, Franchisor can create a separate entity to be the recipient of Franchisee's Marketing Fund contributions and Franchisee agrees, upon Franchisor's request, to tender Marketing Fund payments to said entity.

(ix) The Marketing Fund is not a trust fund. Franchisor shall have no fiduciary duty to Franchisee in connection with the collection or use of the Marketing Fund monies or any aspect of the operation of the Marketing Fund.

(b) Regional Cooperative Advertising. Franchisee agrees that Franchisor shall have the right, in Franchisor's sole discretion, to periodically designate a geographical area in which the Franchised Restaurant is located for the purpose of establishing an advertising cooperative (the "Cooperative"). If a Cooperative has been established at the time Franchisee commences operations hereunder, Franchisee shall immediately become a member of the Cooperative. If a Cooperative is established at any later time during the Initial Term, Franchisee shall become a member of the Cooperative no later than thirty (30) days after the date on which the Cooperative commences operation. In no event shall the Franchised Restaurant be required to contribute to more than one (1) Cooperative. The following provisions shall apply to each Cooperative:

(i) Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date, approved in advance by Franchisor in writing;

(ii) Each Cooperative shall be organized for the purposes of producing and conducting general advertising programs and activities for use in and around the applicable geographic area and developing standardized promotional materials for use by the members;

(iii) Franchisor-owned and affiliate-owned restaurants shall make contributions to each Cooperative of which it is a member on the same basis as required of comparable franchisees within the System;

(iv) No advertising programs or materials may be used by the Cooperative or furnished to its members and no advertising or promotional activities may be conducted by the Cooperative, without the prior written approval of Franchisor. All of these

programs, materials and planned activities shall be submitted to Franchisor for approval in accordance with the procedure set forth in this Agreement governing advertising approval;

(v) Each cooperative shall have the right to require its members to make contributions to the Cooperative in amounts determined by the governing body of the Cooperative provided the maximum contribution shall be two percent (2%) of Gross Sales. Franchisor reserves the right to impose a flat-fee contribution, in lieu of a percentage of Gross Sales, which flat fee will not exceed two percent (2%) of Gross Sales;

(vi) Franchisee shall make its contributions to the Cooperative on the date and in the manner designated by the Cooperative. Franchisee shall also submit statements and reports as may be designed by the Cooperative. The Cooperative shall submit to Franchisor statements and reports as Franchisor may designate;

(vii) Franchisor, in Franchisor's sole discretion, may, upon written request of a franchisee stating reasons supporting the request, grant to any franchisee an exemption from the requirement of membership in a Cooperative. This exemption may be for any length of time and may apply to one (1) or more Franchised Restaurants owned by the franchisee. If an exemption is granted, a franchisee may be required to expend on local advertising the full amount that would otherwise be payable to the Cooperative. Franchisor, in Franchisor's sole discretion, may also exempt one (1) or more Franchised Restaurants owned or controlled by Franchisor from the requirement of membership in a Cooperative for those periods as Franchisor deems appropriate; and

(viii) The Cooperative is not a trust fund. Franchisor shall have no fiduciary duty to Franchisee in connection with the collection or use of the Cooperative monies or any aspect of the operation of the Cooperative.

9. <u>**Examination of Financial and Business Records**</u>. Franchisor shall have the right, upon twenty four (24) hours notice:

9.1 to examine all financial and business records of Franchisee, including, but not limited to, invoices, deposits, withdrawals, bank statements, proofs of purchases and sales, cash register tapes and any other documents, data and/or records relating to the financial affairs or business operations of Franchisee; and

9.2 to have an independent audit made of the books of the Franchised Restaurant.

(a) If an inspection should reveal that any payments have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest on this amount from the date this amount was due until paid, at the rate which is five percent (5%) above the Prime Rate published in

the *Wall Street Journal* on the date payment was due, or the maximum rate permitted by law, whichever is less, calculated on a daily basis.

(b) If an inspection discloses an understatement in any payment of three percent (3%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including travel, lodging, wage expenses and reasonable accounting and legal costs).

(c) Franchisor has the right to terminate this Agreement upon discovery of three (3) of these discrepancies in a twenty four (24) month period.

(d) If an inspection discloses an understatement in any payment of ten percent (10%) or more, it shall constitute grounds for immediate termination of this Agreement, described in Section 10 hereof. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

10. **Termination.**

10.1 **Automatic Termination.** Franchisee shall be in default under this Agreement, and this Agreement and all rights granted to Franchisee in this Agreement shall automatically terminate without notice to Franchisee in the event: (i) Franchisee makes a general assignment for the benefit of creditors or a petition in bankruptcy is filed by Franchisee; (ii) a petition in bankruptcy is filed against and not opposed by Franchisee; (iii) Franchisee is adjudicated as bankrupt or insolvent; (iv) a bill in equity or other proceeding is filed for the appointment of a receiver or other custodian for Franchisee's business or assets if filed and consented to by Franchisee; (v) a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; (vi) a proceeding for a composition with creditors under any state or federal law should be instituted by or against Franchisee; (vii) a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless an appeal or supersedes bond is filed); (viii) Franchisee is dissolved; (ix) any portion of Franchisee's interest in the Franchised Restaurant becomes subject to an attachment, garnishment, levy or seizure by any creditor or any other person claiming against or in the rights of Franchisee; (x) any execution is levied against Franchisee's business or property; or (xi) the real or personal property of Franchisee's Franchised Restaurant shall be sold after levy thereupon by any sheriff, marshal or constable.

10.2 **Termination Without Right to Cure.** Franchisee shall be in default and Franchisor may, at its option, terminate this Agreement and all rights granted in this Agreement, without affording Franchisee any opportunity to cure the default, effective upon the earlier of receipt of notice of termination by Franchisee or five (5) days after dispatch of this notice by Franchisor, in accordance with Section 30, upon the occurrence of any of the following events:

(a) Franchisee at any time ceases to operate or otherwise abandons the Franchised Restaurant or forfeits the right to do or transact business in the jurisdiction where the Franchised Restaurant is located or loses the right to possession to the Premises for a period of fourteen (14) or more days; provided, however, that if any loss of possession results from the governmental exercise of the power of eminent domain, or if, through no fault of Franchisee the Approved Location is damaged or destroyed, then Franchisee shall have forty five (45) days after either of these events in which to apply for Franchisor's approval to relocate or reconstruct the premises (which approval shall not be unreasonably withheld), provided, Franchisee shall either relocate or commence

and diligently pursue reconstruction of the Franchised Restaurant within sixty (60) days after the event;

(b) Franchisee or any person or entity owning more than twenty percent (20%) of Franchisee is proven to have engaged in fraudulent conduct, or is convicted of, or pleads guilty or no contest to a felony or a crime involving moral turpitude, or any other crime or offense, or is the subject of adverse publicity or media attention, that is reasonably likely to have an adverse effect on the System, the Marks or the reputation or goodwill associated therewith; provided, that if the act or conviction involves an owner of Franchisee, Franchisor will not terminate this Agreement if Franchisee notifies Franchisor promptly after it learns of the event constituting the default, and within fifteen (15) days of the date of the notice, either the person or entity that committed the wrongful act divests his or its entire interest in Franchisee, or Franchisee obtains Franchisor's consent for the owner to maintain his or Franchisee's ownership interest;

(c) An approved transfer is not affected within ninety (90) days of the death or incapacity of Franchisee or the death, incapacity or dissolution of any owner of an interest in Franchisee;

(d) Franchisee is given three (3) or more notices of being in default under any of the terms or requirements of this Agreement within any twenty four (24) month period, whether or not the defaults are timely cured after notice;

(e) Franchisee fails to comply with any of the covenants of Franchisee set forth in this Agreement, or makes any material misrepresentation to Franchisor or breaches any warranty of representation made to Franchisor, whether in this Agreement or otherwise;

(f) Franchisee knowingly or intentionally maintains false books or records or submits any false records, statement or report to Franchisor;

(g) Franchisee, by act or omission, materially impairs the value of, or the goodwill associated with any of the Marks or the System;

(h) Franchisee, whether knowingly or unknowingly, underpays the required royalties by ten percent (10%) or more in a payment period;

(i) Franchisee takes, withholds, misdirects or appropriates for Franchisee's own use any funds from Franchisee's employees' wages for employees' taxes, FICA, insurance or benefits, or generally fails to deal fairly and honestly with Franchisee's employees or customers; or

(j) Franchisee loses or is denied any federal, state or local license Franchisee must possess to operate the Franchised Restaurant.

10.3 **Termination with Right to Cure.** Except for those defaults provided for under Sections 10.1 or 10.2, Franchisee shall be in default hereunder for any failure to maintain or comply with any of the terms, covenants, specifications, standards, procedures or requirements imposed by this Agreement or in any Manual, policy and procedure statement or other written document provided by Franchisor or to carry out the terms of this Agreement in good faith. For these defaults, Franchisor will provide Franchisee with written notice and five (5) days to cure or, if a default cannot reasonably be cured within five (5) days, to initiate within that time substantial and continuing action to cure the default and to provide Franchisor with evidence of these actions. If the defaults specified in these notices are not cured within the five (5) day period, or if substantial and continuing action to cure has not been initiated, Franchisor may, at its option, terminate this Agreement upon written notice to Franchisee. These defaults shall include, without limitation, the occurrence of any of the following events:

(a) Franchisee fails to construct, remodel or to commence operating the Franchised Restaurant in accordance with this Agreement;

(b) Franchisee fails, refuses or neglects to promptly pay any monies owing to Franchisor, its affiliates or the Marketing Fund when due or to submit the financial or other information required under this Agreement;

(c) Any person or entity owning five percent (5%) or more of Franchisee makes a transfer of this interest in violation of this Agreement; provided, however, that Franchisee's right to cure this default shall be conditioned upon Franchisee immediately notifying Franchisor of the improper transfer and taking all actions necessary to either: (i) obtain Franchisor's approval thereof; or (ii) if approval is not desired or the transfer or transferee is not approved by Franchisor, to re-acquire the interest so transferred;

(d) A threat or danger to public health or safety results from the construction, maintenance or operation of the Franchised Restaurant;

(e) Franchisee misuses or makes any unauthorized use of the System or the Marks;

(f) Franchisee, by act or omission in connection with the operation of the Franchised Restaurant, permits a continued violation of any law, ordinance, rule or regulation of a governmental body;

(g) Franchisee is found liable by any judicial, administrative or arbitral body for violation of any federal, state or local laws barring discrimination on the basis of race, sex, national origin, age or sexual orientation or found liable for any common law civil claim the facts of which are grounded in allegations of discrimination on the basis of race, sex, national origin, age or sexual orientation;

(h) Franchisee fails to open Franchisee's Franchised Restaurant within twelve (12) months after the effective date of this Agreement; provided, Franchisor has not agreed in writing to an extension, which extensions shall be granted by Franchisor in Franchisor's complete discretion; or

(i) Any other event of default not specifically enumerated above or in Sections 10.1 or 10.2.

10.4 **Relief in Equity.** Franchisee agrees that neither termination of this Agreement, nor an action at law, nor both, would be an adequate remedy for a breach or default by Franchisee or by any other persons bound by this Agreement, in the performance of any obligation relating to Franchisor's Marks or indicia, the trade secrets revealed to Franchisee in confidence based on this Agreement or the obligations of Franchisee and the other persons upon and after termination of this Agreement. The parties therefore agree that in the event of any of these breaches or defaults, in addition to all other remedies provided elsewhere in this Agreement or by law, Franchisor shall be entitled to relief in equity from a judge or arbitrator, at its option (including a temporary restraining order, temporary or preliminary injunction and permanent mandatory or prohibitory injunction) to restrain the continuation of any such breach or default, to close the Franchised Restaurant, to remove the Marks from the business premises or to compel compliance with such provisions of this Agreement.

10.5 **Termination by Franchisee.** This Agreement shall automatically terminate upon delivery of notice of termination to Franchisor, if Franchisor fails to perform any material obligation imposed upon it by this Agreement, and such failure is not cured within sixty (60) days after Franchisee delivers written notice of such failure to Franchisor. In such case, Franchisee may terminate this Agreement at any time after that by delivering thirty (30) days' written notice of termination to Franchisor.

11. **Rights Upon Termination or Expiration**. Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall terminate and revert to Franchisor, and Franchisee shall have the following obligations with respect to the Franchised Restaurant franchised under this Agreement:

11.1 Franchisee shall immediately cease to operate the Franchised Restaurant, and will not directly or indirectly, represent to the public or hold itself out as a CAPRIOTTI'S SANDWICH SHOP franchisee with respect to such business;

11.2 Franchisee shall immediately and permanently cease to use, in any manner all confidential information, methods, procedures and techniques used by or associated with the System, the Marks and distinctive forms, slogans, signs, symbols, logos and devices associated with the System;

11.3 Franchisee shall immediately return to Franchisor any property held or used by Franchisee which is owned by Franchisor and shall cease to use, and shall either destroy or convey to Franchisor, all signs, advertising materials, displays, stationary, forms and any other materials that bear or display the Marks;

11.4 Franchisee shall take such actions as may be necessary to cancel any assumed name or similar registration which contains the Mark "CAPRIOTTI'S" or any other Marks of Franchisor and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with its obligation within thirty (30) days after termination or expiration of this Agreement;

11.5 Franchisee shall, if Franchisor so requests, assign to Franchisor any interest which Franchisee has in any lease for the Approved Location. In the event Franchisor does not elect to exercise its option to acquire any lease for the Approved Location, and unless otherwise directed by Franchisor, Franchisee shall, within ten (10) days after termination or expiration of this Agreement, make such modifications and alterations to the Approved Location as may be necessary to distinguish the appearance of the Approved Location from that of other Franchised Restaurants and shall make such specific additional changes to it as Franchisor may reasonably request;

11.6 Franchisee shall promptly pay all sums owed to Franchisor. Such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default and termination. Any outstanding obligations to Franchisor shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, signs, fixtures and inventory owned by Franchisee located on the Premises on the date this Agreement is terminated;

11.7 Franchisee shall pay to Franchisor all damages, costs and expenses including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any term, covenant or provision of this Agreement;

11.8 Franchisee shall immediately deliver to Franchisor all manuals, policy and procedure statements, instructions and other materials related to operating the Franchised Restaurant, including brochures, charts and any other materials provided by Franchisor and all copies thereof and shall neither retain nor convey to another any copy or record of any of the foregoing;

11.9 Franchisor shall have the option, to be exercised within forty five (45) days of termination, to assume Franchisee's assumed name or equivalent registration and business licenses, telephone numbers, white and yellow pages telephone directory listings and advertisements (whether in print or part of an Internet directory) and e-mail addresses and/or Internet domain names which contain the Marks and Franchisee shall sign all documents necessary to permit Franchisor to assume Franchisee's rights in such items. If Franchisor elects not to exercise this option, Franchisee shall take all action necessary to cancel each of the items listed above and shall furnish Franchisor with evidence satisfactory to prove its compliance within fifteen (15) days after receiving notice of Franchisor's termination or expiration of this Agreement and the expiration of the option granted in this Agreement. In the event Franchisee fails to timely do so, Franchisor shall have the right, for which purpose Franchisee hereby appoints Franchisor as its attorney-in-fact, to obtain such cancellation on Franchisee's behalf and at Franchisee's expense;

11.10 Franchisee shall comply with the covenants contained in this Agreement, including the covenants not to compete and the covenants not to use or disclose trade secrets or confidential information;

11.11 Except in the case of a renewal, upon termination or expiration of this Agreement for any reason, Franchisor shall have the option to purchase the Franchised Restaurant, or any portion of the assets of the Franchised Restaurant (including any furniture, fixtures, equipment and improvements), which may include, at Franchisor's option, all of Franchisee's leasehold interest in and to the real estate upon which the Franchised Restaurant is located, but not including any other interest in real property. The purchase price for the assets to be transferred will be determined as follows: Franchisor and Franchisee shall each deliver to each other their respective determinations of the value of the equipment and non-perishable inventory and then an appraiser shall be mutually selected by the parties to determine which value most closely approximates the fair market value. The valuation selected by the appraiser shall constitute the purchase price under this Section. The purchase price shall not include any value for tenant improvements, franchise agreement or goodwill. In the event the parties cannot mutually agree on an appraiser within ten (10) days of Franchisor delivering Franchisor's valuation to Franchisee, each party shall select an appraiser who each shall mutually agree upon an appraiser to act as the appraiser, which shall occur within ten (10) days of Franchisor delivering Franchisor's valuation to Franchisee. The purchase price determined in this Agreement shall be adjusted by setting off and reducing the purchase price by an amount then owing by Franchisee to Franchisor or its affiliates, including any amounts paid by Franchisor to cure Franchisee's defaults with third parties such as landlords (the decision to cure

amounts to be the sole decisions of Franchisor). The following additional terms shall apply to Franchisor's exercise of this option:

(a) Franchisor's option will be exercisable by providing Franchisee with written notice of Franchisor's intention to exercise the option no later than thirty (30) days following the effective date of termination, in the case of termination (unless Franchisee terminates without notice or Franchisee terminates for cause, in which case Franchisor shall have thirty (30) days after receipt of actual notice of the termination or such additional time as is reasonably necessary given the circumstances), or at least thirty (30) days before the expiration of the Initial Term, in circumstances where no renewal is granted;

(b) Franchisor and Franchisee agree that the terms and conditions of this right and option to purchase may be recorded, if deemed appropriate by Franchisor, in the real property records, and Franchisor and Franchisee further agree to sign such additional documentation as may be necessary to effectuate such recording; and

(c) The closing on the purchase will take place no later than sixty (60) days after delivery to Franchisee of Franchisor's valuation of Franchisee's business. Franchisor has the unrestricted right to assign this option to purchase at any time to a third party, who then will have the rights described in this Section. Franchisor will pay in full the purchase price at the closing or, at Franchisor's option, in twenty four (24) equal monthly installments, with interest at the rate equal to the prime lending rate as of the closing at Franchisor's primary bank. Franchisee must sign all documents of transfer reasonably necessary for purchase of the Franchised Restaurant by Franchisor or the third party assignee, which documents shall include all customary representations and warranties from Franchisee as to ownership and condition of, and title to, the assets of the Franchised Restaurant being transferred. All assets must be transferred free and clear of all liens and encumbrances, with all sales and transfer taxes paid by Franchisee; and

11.12 Franchisee agrees that it shall be obligated to operate the Franchised Restaurant according to this Agreement's terms, during the period in which Franchisor or the third party assignee is deciding whether to exercise its option to purchase and until the closing takes place and that a condition to closing is that the Franchised Restaurant has remained open during that time period. Franchisor or the third party assignee may decide not to exercise its option to purchase at any time before closing if it determines that any of the conditions noted above have not been or cannot be satisfied. In the event that Franchisor or a third party assignee does not exercise its right to repurchase the Franchised Restaurant as described above, Franchisee shall be free, after such termination or expiration, to keep or sell to any third party all of the physical assets of Franchisee's Franchised Restaurant; provided, however, that all Marks are removed in a manner approved in writing by Franchisor, all amounts owing to Franchisor have been paid in full and operation of the restaurant post-sale will not violate the restrictive covenant provisions in Section 6 above.

12. **Right of First Refusal**. At least sixty (60) days before a proposed sale or transfer by Franchisee or any other party holding fifty percent (50%) or more of the ownership interest in the Franchisee, such ownership interest including stock, partnership interest or limited liability company membership interest ("Ownership Interest"), or fifty percent (50%) or more of its assets (the "Sale Assets") (the Ownership Interest and the Sale Assets collectively, the "Offered Property"), whether voluntarily or involuntarily undertaken, Franchisee shall:

12.1 give written notice of such proposed sale or transfer to Franchisor. Said notice must set forth the name of the proposed purchaser, a description of the Offered Property, all terms and conditions of the proposed sale or transfer and must be accompanied by such information which Franchisor may request, including a fully signed Purchase and Sale Agreement. The effectiveness of such Purchase and Sale Agreement shall be contingent upon Franchisor's waiver of its right of first refusal as described in this Section. These materials together constitute the "Transfer Packet"; and

12.2 Upon Franchisor's receipt of the notice and Transfer Packet, the sixty (60) day notice period shall commence (the "Notice Period"). Franchisor shall have the option and right, within the Notice Period, to notify Franchisee of the intent of Franchisor to purchase the Offered Property from Franchisee on the same terms and conditions set forth in the Transfer Packet.

If Franchisor chooses not to purchase the Offered Property, it may notify Franchisee, within the Notice Period, that Franchisor has elected to withhold approval of the proposed transfer of the Offered Property by providing the specific reasons for such action. Franchisor may not unreasonably withhold such approval. Franchisor may withhold approval in the event:

(a) the proposed transferee does not agree to be bound by the terms and conditions of this Agreement or the then current franchise agreement for the balance of Franchisee's term; or

(b) if the proposed transferee is otherwise unacceptable as a franchisee in Franchisor's sole discretion.

Franchisee shall not transfer the Offered Property before receipt of written notification of acceptance from Franchisor. Upon receipt of notice approving the proposed transfer, Franchisee may elect to sell according to the terms and conditions offered to the approved transferee. Upon receipt of notice from Franchisor disapproving the proposed transfer, Franchisee may not sell or transfer the property to the proposed transferee.

Upon consummation of such transfer to the proposed transferee, Franchisee shall pay to Franchisor a transfer fee of the greater of ten thousand dollars ($10,000.00) or five percent (5%) of the sale price received by Franchisee not to exceed twenty thousand dollars ($20,000.00).

13. **Closing on Right of First Refusal**. If Franchisor elects to purchase the Offered Property, the closing shall take place on the earlier of:

13.1 the date stated in the notification by Franchisor of the intent to purchase the Offered Property; or

13.2 one hundred twenty (120) days following commencement of the Notice Period.

Franchisee shall not sell the Offered Property on any terms and conditions fundamentally different from those contained in the notice without first having given corrected notice thereof to Franchisor, in which case Franchisor shall have all of the rights granted to it under Section 12 above as to such corrected or changed terms and conditions.

14. **Bankruptcy and Other Involuntary Transfers**. The right of first refusal granted, based on Sections 12 and 13 of this Agreement, shall furthermore apply in the following instances where:

14.1 Franchisee files a voluntary petition in bankruptcy or any other petition for relief under any section of the bankruptcy or insolvency laws of the United States or any state of the United States now in force or later enacted;

14.2 Franchisee makes an assignment for the benefit of creditors;

14.3 Franchisee is bankrupt;

14.4 a receiver or trustee is appointed for Franchisee by any court;

14.5 the interest of Franchisee in any equipment or inventory shall be sold under any execution or other process issued out of any court; or

14.6 Franchisee shall abandon, vacate without just cause or be evicted from the business premises by court order or action of a landlord during the term of this Agreement.

15. **Transfers to Franchisee's Family Upon Death**. Upon the death or permanent disability of Franchisee (or an individual controlling a franchisee entity), the personal representative of such person shall transfer Franchisee's interest in this Agreement or such interest in the Franchisee entity to an approved third party. Such disposition of this Agreement or such interest (including transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed ninety (90) days from the date of death or permanent disability (unless extended by probate proceedings) and shall be subject to all terms and conditions applicable to transfers as provided in this Agreement; provided, however, that for purposes of this Section, there shall be no transfer fee charged by Franchisor. Failure to transfer the interest within said period of time shall constitute a breach of this Agreement. The term "permanent disability" shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent Franchisee (or an owner controlling a franchisee entity) from supervising the management and operation of the Franchised Restaurant for a period of ninety (90) days from the onset of such disability, impairment or condition. In any event, the Franchised Restaurant must at all times be managed, at the expense of Franchisee, by a designated manager who has completed all of Franchisor's training requirements.

16. **Assumption of Management**. Franchisor has the right (but not the obligation), under the circumstances described below, to enter the Franchised Restaurant and assume the Franchised Restaurant's management, or to appoint a third party to assume its management, for any time period it deems appropriate. If Franchisor, or a third party, assumes the Franchised Restaurant's management, Franchisee must pay Franchisor (in addition to the Royalty Fee and Marketing Fund contributions) three percent (3%) of the Franchised Restaurant's Gross Sales, plus Franchisor's (or the third party's) direct out-of-pocket costs and expenses, during this time. If Franchisor (or a third party) assumes the Franchised Restaurant's management, Franchisee acknowledges that Franchisor (or the third party) will have a duty to utilize only reasonable efforts and will not be liable to Franchisee or its owners for any debts, losses or obligations the Franchised Restaurant incurs, or to any of Franchisee's creditors for any supplies or services the Franchised Restaurant purchases, while Franchisor (or the third party) manages it.

Franchisor (or the third party) may assume the Franchised Restaurant's management, at Franchisee's expense, under the following circumstances:

16.1 if Franchisee abandons the Franchised Restaurant;

16.2 if Franchisor receives more than five (5) complaints by customers regarding Franchisee in a twelve (12) month period; or

16.3 if Franchisee fails to comply with any provisions of this Agreement and does not cure the failure within the time period Franchisor specifies in its notice to Franchisee.

The exercise of Franchisor's rights under Subsections 16.1 or 16.2 will not affect Franchisor's right to terminate this Agreement.

17. **Determination of Fair Market Value**. For the purpose of exercising the various rights to purchase described in Sections 12 through 16 of this Agreement, the fair market value of the interest in Franchisee shall be mutually determined by the corporate accountant for Franchisor and the corporate accountant for Franchisee. In the event of a disagreement, the aforesaid accountants shall appoint an independent accountant that has not provided services to either Franchisee or Franchisor for three (3) years before such appointment whose determination shall be binding. In the further event that within thirty (30) days after attempting to choose an independent accountant, the two parties' accountants are unable to agree on a third independent accountant, then each party's accountant shall identify an independent accounting firm, and a firm will be randomly selected from those identified by flipping a coin. The selected accounting firm shall evaluate the fair market value of the interest in Franchisee and its determination shall be binding.

18. **Franchisee Information**. Franchisee shall furnish to Franchisor the names, addresses and telephone numbers of all shareholders' members, partners, executive officers, members of the Board of Directors and managers, as the case may be, to be included in the Franchise Agreement Summary Pages before opening the Franchised Restaurant. In the event that Franchisee is an entity formed under state or federal law, before or simultaneous with the date of execution of this Agreement, Franchisee shall provide Franchisor with appropriate minutes and/or resolutions of Franchisee setting forth authority of Franchisee to enter into this Agreement and the acceptance of all of the terms and conditions set forth in this Agreement.

19. **Damages for Breach**. In the event Franchisee breaches any of the obligations set forth in this Agreement or permits any default to continue after due notice, it shall be liable for all damages resulting therefrom, as well as Franchisor's attorneys' fees, costs of litigation and any other damages or remedies determined as appropriate by a court of competent jurisdiction. These damages are to be deemed cumulative and in addition to any other rights or remedies to which Franchisor may be entitled. **FRANCHISOR AND FRANCHISEE (AND FRANCHISEE'S OWNERS AND GUARANTORS, IF APPLICABLE), HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT IN THE EVENT OF A DISPUTE BETWEEN FRANCHISOR AND FRANCHISEE EACH SHALL BE LIMITED SOLELY TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY THE NON-BREACHING PARTY.**

20. **Assignment/Entire Agreement**. Franchisor may assign its rights and/or obligations set forth in this Agreement at any time subsequent to Franchisee's execution of this Agreement to any third party without consent of Franchisee. All covenants and agreements under this Agreement shall inure to the benefit of and be enforceable by Franchisor's successors and assigns. This Agreement shall supersede all prior agreements, representations, warranties and understandings between the parties, except that nothing in this

Agreement is intended to disclaim any representations made in the Franchise Disclosure Document. Any modification or waiver of any other of the provisions of this Agreement shall be effective only if made in writing and signed with the same formality as this Agreement. The rights and interest of Franchisee under this Agreement are and shall remain personal to Franchisee. Franchisee acknowledges and agrees that Franchisor may assign its rights and/or obligations set forth in this Agreement at any time to any third party without consent of Franchisee. Franchisee acknowledges and agrees that Franchisor may assign its rights and/or obligations set forth in this Agreement at any time subsequent to Franchisee's execution of this Agreement, and that as of the date of the execution of this Agreement, it is the intent of Franchisor to exercise said right of assignment.

Franchisee recognizes that Franchisor has granted this Agreement in reliance on the business and financial capacity and other attributes of Franchisee and the personal skill, qualifications and representations of equity owners of Franchisee (the "Owner(s)"). Therefore, Franchisee or Owners shall not sell, assign, transfer, convey, gift, pledge, mortgage, encumber or hypothecate their interest, rights or privileges in this Agreement, the license granted hereby or the Franchised Restaurant, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise, in any manner except as otherwise provided in this Agreement.

21. **Severability**. In the event any one (1) or more of the sections or clauses contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision thereof, and this Agreement shall be construed as though such invalid, illegal or unenforceable provision had never been contained in this Agreement and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties if permitted by applicable law.

22. **Governing Law**. This Agreement is a Nevada contract and is to be interpreted and construed in accordance with the laws of the State of Nevada.

23. **Survival**. This Agreement shall survive the death of the parties and the death of the heirs, executors and/or assigns, personal representatives and successors-in-interests of the parties.

24. **Legal Counsel**. Each party acknowledges that it has either received independent legal advice before signing this Agreement or has been advised of its rights to have the same and has elected not to retain an attorney. Each of the parties further declares that it has signed this Agreement freely and voluntarily.

25. **Cooperation**. The parties agree to sign any and all documents, papers or other writings that are necessary to give full force and effect to this Agreement.

26. **Effect of Waiver**. The failure of either party to insist upon strict performance of any other provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature.

27. **Arbitration of Disputes**. Franchisee acknowledges that it has and will continue to develop a substantial and continuing relationship with Franchisor at its principal offices in the State of Nevada, where Franchisor's decision-making authority is vested and franchise operations are conducted and supervised. Therefore, the parties agree that, if any disputes cannot be resolved directly between Franchisee and Franchisor, any action arising out of or relating to this Agreement or the making, performance or interpretation thereof shall upon thirty (30) days' written notice by either party be resolved, except as elsewhere expressly provided in this Agreement, upon application by any such party by binding arbitration in the City of Las Vegas, Nevada, in accordance with the Federal Arbitration Act

under the Commercial Arbitration Rules then prevailing of the American Arbitration Association, including, without limitation, the Optional Rules for Emergency Measures of Protection ("AAA"), and not under any state arbitration laws, and judgment on the arbitration award may be entered in any court of competent jurisdiction. Franchisee and Franchisor agree that arbitration shall be conducted on an individual basis, and may not be conducted on a class-wide basis. The Federal Arbitration Act shall apply to all arbitration and arbitration venue questions. Any award by the arbitrator(s) shall be final, binding and non-appealable, except for errors of law. Unless the parties agree in writing at the time an arbitration proceeding is commenced to the identity of a single arbitrator, each party shall select one (1) arbitrator and the two (2) arbitrators selected shall select a third arbitrator. The third arbitrator selected shall serve as the sole arbitrator in the matter and shall have at least ten (10) years of experience in practicing franchise law as being their primary area of practice and their decision shall be binding. Franchisee understands that by agreeing to arbitrate it gives up jury and appeal and other rights it might have in court. Franchisee knowingly and voluntarily waives any right to litigate any dispute relating to this Agreement. Franchisee further knowingly and voluntarily waives any right to arbitrate any dispute relating to this Agreement outside of Las Vegas, Nevada.

With understanding of the provisions of the above paragraph, Franchisee agrees that Franchisor, at its option, will have the right to seek preliminary injunctive relief from a court of competent jurisdiction, or in the first instance from an arbitrator, to restrain any conduct by Franchisee in the development or operation of the Franchised Restaurant that could materially damage the good will associated with the Marks, provided that if Franchisee counters, as Franchisee may, by initiating AAA arbitration in Las Vegas, Nevada, Franchisor agrees to arbitrate the entire dispute from that point on, except preliminary injunctive relief (and permanent injunctive relief also, if Franchisee will not agree that the preliminary injunction shall remain effective indefinitely until the arbitrator shall dissolve it), leaving the court action pending, if it chooses, to facilitate enforcement. Franchisee agrees Franchisor will not be required to post a bond to obtain any injunctive relief with respect to use of the Marks or use of Franchisor's trade secrets, including, but not limited to, recipes and/or food preparation techniques.

FRANCHISOR AND FRANCHISEE (AND FRANCHISEE'S OWNERS AND GUARANTORS, IF APPLICABLE) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO PARTICIPATE IN ANY CLASS ACTION, WHETHER AT LAW OR IN EQUITY, BROUGHT BY FRANCHISOR AND/OR FRANCHISEE.

28. **Limitations on Recovery**. Franchisee agrees that the only person or entity from which it may seek damages or any remedy for any dispute arising under this Agreement, including the breach of this Agreement, is the Franchisor, its successors or assigns. Franchisee agrees that it will not name Franchisor's shareholders, directors, officers, employees or agents in any arbitration or legal action. Franchisee acknowledges that Franchisor has relied on Franchisee's agreement to the provisions of this Section 28 in signing this Agreement.

29. **Indemnification**. As used in this Section, the phrase "Losses and Expenses" shall include, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, lost profits, attorneys' fees, accountants' fees, expert witness fees, expenses, court costs, settlement amounts, judgments, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

29.1 Franchisor shall not be liable by reason of any act or omission of Franchisee in its conduct of the operation of its Franchised Restaurant or for any claim, cause of action or judgment arising therefrom against Franchisee or Franchisor. Franchisee agrees to hold harmless, defend and indemnify Franchisor and its officers, directors, agents and employees from and against any and all losses, expenses, judgments, claims, attorneys' fees and damages arising out of or in connection with any claim or cause of action in which Franchisor shall be a named defendant and which arises, directly or indirectly, out of the operation of, or in connection with, the Franchised Restaurant, other than a claim resulting directly from Franchisor's gross negligence. Franchisee shall promptly pay to Franchisor an amount equal to all taxes levied or assessed, including unemployment taxes, sales taxes, use taxes, withholding taxes, excise taxes, personal property taxes, intangible property taxes, gross receipt taxes, taxes on royalties or any similar taxes or levies, imposed upon or required to be collected or paid by Franchisor or Franchisor's affiliates by reason of the furnishing of products, intangible property (including trademarks and trade names) or services by Franchisor to Franchisee through the sale, license or lease of property or property rights provided by this Agreement.

29.2 Franchisee shall promptly notify Franchisor of any action, suit, proceeding, claim, demand, inquiry or investigation as described in Section 29.1. If Franchisor is or may be named as a party in any such action, Franchisor may elect (but under no circumstances will be obligated) to undertake the defense and/or settlement thereof. No such undertaking by Franchisor shall, in any manner or form, diminish Franchisee's obligation to indemnify Franchisor and to hold Franchisor harmless.

29.3 With respect to any action, suit, proceeding, claim, demand, inquiry or investigation, Franchisor may, at any time and without notice, to protect persons or property or the reputation or goodwill of Franchisor or others, order, consent or agree to any settlement or take any remedial or corrective action as Franchisor deems expedient, if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

(a) any of the acts or circumstances enumerated in Section 29.1 have occurred; or

(b) any act, error or omission of Franchisee may result directly or indirectly in damage, injury or harm to any person or any property.

29.4 All losses and expenses incurred under this Section 29 shall be chargeable to and paid by Franchisee based on its obligations of indemnity hereunder, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense.

29.5 Under no circumstances shall the Indemnities be required or obligated to seek recovery from third parties or otherwise mitigate their losses to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by the Indemnitees from Franchisee.

29.6 The Indemnitees assume no liability whatsoever for any acts, errors or omissions of any persons with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify the Indemnitees and each of them for all losses and expenses that may arise out of any acts, errors or omissions of such third parties with whom Franchisee may contract.

30. **Notices**. The parties will give any notice required under this Agreement in writing and will send it: (1) by registered or certified mail to the other party, return receipt requested; (2) by facsimile to the numbers listed on this Agreement's Summary Pages confirmed by receipt of facsimile transmission; or (iii) by hand delivery, from an established messenger or process service, confirmed by written affidavit of delivery, provided receipt of delivery can be provided. Franchisor will address notices to Franchisee at the location of the Franchised Restaurant Franchisee is operating or the address at the start of this Agreement until Franchisee designates a different address. All notices to Franchisor shall be addressed to Capriotti's Sandwich Shop, Inc., 6056 S. Durango Drive, Suite 100, Las Vegas, NV 89113.

31. **Franchisee Representations.**

31.1 FRANCHISEE ACKNOWLEDGES THAT IT HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE PROPOSED FRANCHISE AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESSPERSON OR BUSINESS. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE ACKNOWLEDGES THAT IT HAS NOT RECEIVED, ANY WARRANTY, GUARANTEE OR REPRESENTATION OTHER THAN THOSE DESCRIBED IN THE FRANCHISE DISCLOSURE DOCUMENT, EXPRESS OR IMPLIED, FROM ANY EMPLOYEE OR AGENT OF FRANCHISOR AS TO THE POTENTIAL SALES VOLUMES, PROFITS OR LEVEL OF SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT OR THE SUITABILITY OF THE APPROVED LOCATION OF THE FRANCHISED RESTAURANT. FRANCHISOR HAS NOT REPRESENTED THAT: (I) FRANCHISEE WILL EARN, CAN EARN OR IS LIKELY TO EARN A GROSS OR NET PROFIT; (II) FRANCHISOR HAS KNOWLEDGE OF THE RELEVANT MARKET; OR (III) THE MARKET DEMAND WILL ENABLE FRANCHISEE TO EARN A PROFIT FROM THE FRANCHISED RESTAURANT;

31.2 FRANCHISEE ACKNOWLEDGES THAT IT RECEIVED A COPY OF THE FRANCHISE DISCLOSURE DOCUMENT, THE ATTACHMENTS TO IT AND THE AGREEMENTS RELATED TO IT, IF ANY, AT LEAST FIFTEEN (15) CALENDAR DAYS BEFORE THE DATE ON WHICH THIS AGREEMENT WAS SIGNED.

31.3 FRANCHISEE ACCEPTS THE TERMS, CONDITIONS AND COVENANTS CONTAINED IN THIS AGREEMENT AS BEING REASONABLE AND NECESSARY TO MAINTAIN FRANCHISOR'S STANDARDS OF QUALITY, SERVICE AND UNIFORMITY AND TO PROTECT AND PRESERVE THE GOODWILL OF THE MARKS. FRANCHISEE ACKNOWLEDGES THAT OTHER FRANCHISEES OF FRANCHISOR HAVE BEEN OR WILL BE GRANTED FRANCHISES AT DIFFERENT TIMES AND IN DIFFERENT SITUATIONS. FRANCHISEE FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THE FRANCHISE AGREEMENTS BASED ON WHICH SUCH FRANCHISES WERE GRANTED MAY VARY MATERIALLY FROM THOSE CONTAINED IN THIS AGREEMENT AND THAT FRANCHISEE'S OBLIGATION ARISING HEREUNDER MAY DIFFER SUBSTANTIALLY FROM OTHER FRANCHISEES; AND

31.4 FRANCHISEE RECOGNIZES THAT THE SYSTEM MAY EVOLVE AND CHANGE OVER TIME AND THAT THE LICENSE AND OPERATION OF THE FRANCHISED RESTAURANT INVOLVES SUBSTANTIAL RISK AND ITS SUCCESS IS DEPENDENT PRIMARILY UPON THE BUSINESS ACUMEN AND EFFORTS OF FRANCHISEE AND OTHER FACTORS BEYOND FRANCHISOR'S CONTROL.

FRANCHISEE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE FRANCHISE AND HAD AMPLE TIME AND OPPORTUNITY TO CONSULT WITH INDEPENDENT PROFESSIONAL ADVISORS, INCLUDING LAWYERS AND ACCOUNTANTS, AND HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED GUARANTEE AS TO POTENTIAL VOLUMES, REVENUES, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY FRANCHISEE. EVEN THOUGH THIS AGREEMENT CONTAINS PROVISIONS REQUIRING FRANCHISEE TO OPERATE THE FRANCHISED RESTAURANT IN COMPLIANCE WITH FRANCHISOR'S SYSTEM: (1) FRANCHISOR DOES NOT HAVE ACTUAL OR APPARENT AUTHORITY TO CONTROL THE DAY-TO-DAY CONDUCT AND OPERATION OF FRANCHISEE'S BUSINESS OR EMPLOYMENT DECISIONS; AND (2) FRANCHISEE AND FRANCHISOR DO NOT INTEND FOR FRANCHISOR OR FRANCHISOR'S AFFILIATES TO INCUR ANY LIABILITY IN CONNECTION WITH OR ARISING FROM ANY ASPECT OF FRANCHISOR'S SYSTEM OR FRANCHISEE'S USE OF THE SYSTEM OR THE OPERATION OF THE FRANCHISED RESTAURANT, WHETHER OR NOT IN ACCORDANCE WITH THE REQUIREMENTS OF THE MANUAL.

31.5 FRANCHISEE ACKNOWLEDGES THAT THE PRESIDENT OF THE UNITED STATES OF AMERICA HAS ISSUED EXECUTIVE ORDER 13224 (THE "EXECUTIVE ORDER") PROHIBITING TRANSACTIONS WITH TERRORISTS AND TERRORIST ORGANIZATIONS AND THAT THE GOVERNMENT OF THE UNITED STATES HAS ADOPTED AND MAY IN THE FUTURE ADOPT OTHER ANTI-TERRORISM MEASURES (THE "ANTI-TERRORISM MEASURES"). FRANCHISOR THEREFORE REQUIRES CERTAIN REPRESENTATIONS AND WARRANTIES THAT THE PARTIES WITH WHOM IT DEALS ARE NOT DIRECTLY OR INDIRECTLY INVOLVED IN TERRORISM. THEREFORE, FRANCHISEE HEREBY REPRESENTS AND WARRANTS THAT NEITHER FRANCHISEE NOR ANY OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES OR, AS APPLICABLE, ITS PRINCIPALS, MEMBERS, OFFICERS OR DIRECTORS, NOR ANY OTHER PERSON OR ENTITY ASSOCIATED WITH FRANCHISEE (EACH, INDIVIDUALLY, A "FRANCHISEE PARTY" AND COLLECTIVELY, THE "FRANCHISEE PARTIES") IS:

(a) A PERSON OR ENTITY LISTED IN THE ANNEX TO THE EXECUTIVE ORDER;

(b) A PERSON OR ENTITY OTHERWISE DETERMINED ACCORDING TO THE EXECUTIVE ORDER TO HAVE COMMITTED ACTS OF TERRORISM OR TO POSE A SIGNIFICANT RISK OF COMMITTING ACTS OF TERRORISM (SUCH A PERSON OR ENTITY AND THOSE PERSONS AND ENTITIES LISTED IN THE ANNEX TO THE EXECUTIVE ORDER ARE REFERRED TO IN THIS AGREEMENT AS "TERRORISTS");

(c) A PERSON OR ENTITY WHO ASSISTS, SPONSORS OR WHO SUPPORTS TERRORISTS OR ACTS OF TERRORISM ("SPONSORS OF TERRORISM"); OR

(d) OWNED OR CONTROLLED BY TERRORISTS OR SPONSORS OF TERRORISM.

FURTHERMORE, FRANCHISEE REPRESENTS AND WARRANTS THAT NEITHER FRANCHISEE NOR ANY FRANCHISEE PARTY WILL, DURING THE TERM OF THIS AGREEMENT, BECOME A PERSON OR ENTITY DESCRIBED IN CLAUSES (a)–(d) ABOVE.

31.6 FRANCHISEE UNDERSTANDS FRANCHISOR RETAINS THE ABSOLUTE RIGHT TO ENTER INTO AGREEMENTS WITH OTHER FRANCHISEES THAT MAY CONTAIN DIFFERENT TERMS THAN THOSE CONTAINED HEREIN OR TO FORGIVE, ABATE OR REDUCE FRANCHISE FEES AND MARKETING FUND OR LOCAL ADVERTISING COOPERATIVE CONTRIBUTIONS IN SUCH MANNER AS FRANCHISOR DEEMS IN FRANCHISOR'S BUSINESS JUDGMENT TO BE THE PROPER WAY TO PROCEED.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESS:

[signature]

CAPRIOTTI'S SANDWICH SHOP, INC.:

By: [signature]
Name: Ashley Morris
Title: CEO
Date: 12/5/13

[signature]

FRANCHISEE:

CAP'S OF SD, LLC

By: [signature]
Name: Ken Antos
Title: Member Manager
Date: 12/5/13

INITIALS: _______, _______

EXHIBIT A – to the Franchise Agreement

SITE SELECTION ADDENDUM

CAPRIOTTI'S SANDWICH SHOP, INC. ("Franchisor") and **CAP'S OF SD, LLC** ("Franchisee") have this day entered into a CAPRIOTTI'S Franchise Agreement ("Franchise Agreement") and desire to supplement its terms as set out below in this Site Selection Addendum ("Addendum"). The parties agree as follows:

AGREEMENT

1. **Time to Locate Site:** Within ninety (90) days after the Effective Date of the Franchise Agreement (as defined in this Agreement), Franchisee shall acquire or lease, at Franchisee's expense, commercial real estate that is properly zoned for the use of the business to be conducted by Franchisee under the Franchise Agreement (a "Franchised Restaurant") at a site approved by Franchisor as provided for in this Agreement. Failure by Franchisor to acquire or lease a site for the Franchised Restaurant within the time required in Section 1 hereof shall constitute a default under Section 10.2 of the Franchise Agreement and under this Addendum, and Franchisor, in its sole discretion, may terminate the Franchise Agreement and this Addendum according to the terms of Section 10.2 of the Franchise Agreement.

2. **Site Selection Assistance:** Franchisor shall provide Franchisee with leasing guidelines ("Leasing Guidelines") to assist Franchisee in its site selection. Franchisee must follow the Leasing Guidelines.

3. **Site Selection Package Submission and Approval:** Franchisee shall submit to Franchisor, in the form specified by Franchisor, a copy of the site plan and such other information or materials as Franchisor may reasonably require, together with an option contract, letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the site. Franchisor shall have thirty (30) days after receipt of such information and materials from Franchisee to approve or disapprove, in its sole discretion, the proposed site as the location for the Franchised Restaurant. In the event Franchisor does not disapprove a proposed site by written notice to Franchisee within said thirty (30) days such site shall be deemed approved by Franchisor.

4. **Lease Responsibilities:** Within thirty (30) days of site approval by Franchisor, Franchisee shall sign a lease which shall be coterminous with the Franchise Agreement, or a binding agreement to purchase the site. Franchisor's approval of any lease is conditioned upon inclusion in the lease of Franchisor's standard Franchised Restaurant Lease Rider attached as Exhibit 1 to this Addendum. However, Franchisor shall not be responsible for review of the Lease for any terms other than those contained in the Franchised Restaurant Lease Rider.

5. **Site Evaluation Services:** Franchisor shall have the right, but not the obligation, to perform any on-site evaluation, as Franchisor may deem advisable. If on-site evaluation is deemed necessary and appropriate by Franchisor (on its own initiative or at Franchisee's request) for any Franchised Restaurant to be established, Franchisee shall reimburse Franchisor for all reasonable expenses incurred by Franchisor in connection with such on-site evaluation, including the cost of travel, lodging and meals.

6. **Approved Location:** After the location for the Franchised Restaurant is approved by Franchisor according to Sections 1 and 3 of this Agreement, and leased or acquired by Franchisee according to Section 4 hereof, the location shall constitute the Approved Location described in Section 3.1 of the Franchise Agreement. The Approved Location shall be specified on a separate piece of paper and be attached as Exhibit 2, which shall become a part of the Franchise Agreement.

This Site Selection Addendum shall be considered an integral part of the Franchise Agreement between the parties and the terms of this Addendum shall be controlling with respect to the subject matter hereof. Except as modified or supplemented by this Addendum, the terms of the Franchise Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, each party has caused its duly authorized representative to duly sign and deliver this Addendum on the date first above written.

FRANCHISEE:

CAP'S OF SD, LLC

By: ______________________

Name: Ken Antos

Title: Member Manager

Date: 12/4/13

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ______________________

Name: Ashley Morris

Title: CEO

Date: 12/5/13

Exhibit 1 – to the Site Selection Addendum
CAPRIOTTI'S SANDWICH SHOP, INC.
RIDER
TO THAT CERTAIN LEASE
DATED _________________, 20___
(THE "FORM LEASE")

BETWEEN

__________________________, A(N) __________________________
AS LANDLORD

AND

__________________________A(N) __________________________
AS TENANT

FOR THE PREMISES ("PREMISES") KNOWN AS: ______________________________

In the event of a conflict between the terms and conditions set forth within this Rider and the terms and conditions set forth in the Form Lease to which this Rider is attached, the terms and conditions set forth within this Rider shall govern and control.

1. **Permitted Use.** The Premises are leased to Tenant for the operation of a franchised restaurant which sells submarine sandwiches and associated food products. The Tenant may also use the Premises for promotions, celebrations, meetings, and other group functions where Tenant's services and products will be offered or sold.

2. **Signage.** Despite anything contained within the Form Lease to the contrary, Tenant shall, subject to the requirements of local law, have the right to utilize its standard signage and other proprietary marks and identification on both the exterior and within the interior of the Premises as approved by CAPRIOTTI'S SANDWICH SHOP, INC., a Nevada corporation and franchisor of the Capriotti's concept **("Franchisor")**.

3. **Assignment and Subletting.** Landlord's consent to an assignment of the Form Lease or subletting of the Premises shall not be required in connection with an assignment or subletting as a part of a merger, reorganization or sale of all or substantially all of Tenant's assets or business or an assignment or sublet to the Franchisor, any parent, subsidiary or affiliated corporation of Tenant or Franchisor, or another CAPRIOTTI'S SANDWICH SHOP franchisee. Landlord shall approve as an assignee or sublessee any tenant who has become a transferee of the Franchise Agreement as a result of a merger, reorganization or sale of all or substantially all of Tenant's assets. Tenant shall also have the right, without the consent of Landlord, to assign this Lease to a company incorporated or to be incorporated by Tenant or a partnership formed or to be formed by Tenant, provided that Tenant owns or beneficially controls a majority of the issued and outstanding shares of capital stock of the company or is the managing general partner of the partnership.

4. **Notices; Opportunity to Cure.** Copies of any demand letters, default notices or other similar notices of non-compliance **("Notice")** sent by Landlord to Tenant shall also be sent to Franchisor at the following address:

Ashley Morris
CAPRIOTTI'S SANDWICH SHOP, INC.
6056 S. Durango Drive, Suite 100
Las Vegas, NV 89113

In the event Tenant fails to cure or otherwise remedy the subject matter of the Notice, Landlord shall grant Franchisor the identical period of time in which to cure same (said cure period to commence immediately upon written notice from Landlord to Franchisor (at the address set forth in this Agreement) that Tenant has failed to cure in a timely manner) and Landlord agrees to accept the performance of Franchisor within said period of time as performance by Tenant according to the terms of the Form Lease.

5. **Option to Lease.** Landlord hereby agrees that, in the event of (a) the termination or expiration of the Franchise Agreement by and between Tenant and Franchisor; (b) the termination of the Form Lease for any cause whatsoever including, without limitation, a default by Tenant under the Form Lease after expiration of any applicable notice and cure periods; or (c) Tenant's failure to exercise any extension option contained in the Form Lease, Franchisor shall have the option to lease the Premises according to the same terms and conditions as are contained in the Form Lease, in accordance with the following:

(a) Landlord agrees to promptly give written notice to Franchisor (at the address set forth in this Agreement) in the event the Form Lease is terminated as the result of a default by Tenant or in the event Tenant fails to exercise any remaining options to extend the term of the Form Lease;

(b) If Franchisor elects to lease the Premises, Franchisor shall notify Landlord in writing of its election to exercise this option to lease within 30 days after (1) termination or expiration of the Franchise Agreement; (2) Franchisor's receipt of notice from Landlord that the Form Lease has been terminated; or (3) receipt of notice from Landlord that Tenant has failed to exercise an option to extend the term of the Form Lease;

(c) If Franchisor elects to lease the Premises, Franchisor shall sign and deliver to Landlord a lease containing all of the same terms and conditions (including rental rates, terms and remaining options to extend the term of the Lease) as are contained in the Lease; provided, however, that Franchisor's leasehold interest shall not be subject to any defaults or claims that may exist between Landlord and Tenant and any lease which shall permit Franchisor to assign the lease or sublease the Premises to a franchisee of Franchisor for use as a CAPRIOTTI'S SANDWICH SHOP franchised location; at which point, the new franchisee shall sign and deliver to Landlord a lease containing all of the same terms and conditions (including rental rates, terms and remaining options to extend the term of the Lease) as are contained in the Lease, and Franchisor shall be released from any and all liability under the lease; and

(d) Nothing contained in this Agreement shall affect Landlord's right to recover any and all amounts due under the Form Lease from Tenant or to exercise any right of Landlord against Tenant as provided under the Form Lease.

6. **De-identification.** Landlord and Tenant hereby acknowledge that in the event the Franchise Agreement expires or is terminated, Tenant is obligated under the Franchise Agreement to take certain steps to de-identify the location as a CAPRIOTTI'S SANDWICH SHOP Franchised Restaurant operated by Tenant. Landlord agrees to cooperate fully with Franchisor in enforcing the provisions of the Franchise Agreement against Tenant, including allowing Franchisor, its employees and agents to enter and remove signs, decor and materials bearing or displaying any marks, designs or logos of Franchisor; provided, however, that Landlord shall not be required to bear any expense thereof. Tenant agrees that if Tenant fails to de-identify the Premises promptly upon termination or expiration as required under the Franchise Agreement, Franchisor may cause all required de-identification to be completed at Tenant's sole cost and expense.

7. **Assignment of Interest.** This Rider is binding and shall inure to the benefit of Landlord, Tenant and Franchisor, their assigns and successors-in-interest. The Franchisor is an intended beneficiary of this Rider.

LANDLORD:	**TENANT:**
By: ___________________________	By: ___________________________
Its: ___________________________	Its: ___________________________
Date: _________________________	Date: _________________________

Agreed to:

FRANCHISOR:

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ___________________________
Name: _________________________
Title: __________________________
Date: __________________________

Exhibit 2 – to the Site Selection Addendum

APPROVED LOCATION

The Approved Location will be at:

CALLENS CORNER I
18529 BROOKHURST STREET
FOUNTAIN VALLEY, CALIFORNIA 92708

AGREED TO BY:

FRANCHISEE:

CAP'S OF SD, LLC

By: ______________________

Name: Ken Antos

Title: Member Manager

Date: 12/4/13

FRANCHISOR :

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ______________________

Name: Ashley Morris

Title: CEO

Date: 12/5/13

EXHIBIT B– to the Franchise Agreement

FINANCIAL STATEMENT

FOR MONTH OF ____________________

LOCATION: ____________________

	$0.00	%
SALES		100%
BEGINNING INVENTORY+		
FOOD PURCHASES +		
ENDING INVENTORY<>		
COST OF GOODS SOLD		
GROSS PROFIT		
OPERATING EXPENSES:		
WAGES & SALARIES		
PAYROLL TAXES		
FRANCHISE ROYALTY FEE		
RENT		
UTILITIES		
TRASH REMOVAL		
TELEPHONE		
PEST CONTROL		
PROPERTY/LIABILITY INSURANCE		
WORKER'S COMP INSURANCE		
UNIFORM PURCHASES		
PAPER PRODUCTS		
HOUSEKEEPING		
LINENS		
REPAIR & MAINTENANCE		
CLEANING SUPPLIES		
OFFICE SUPPLIES		
TOTAL OPERATING EXPENSES:		
OVERHEAD EXPENSES:		
SECURITY		
CREDIT CARD FEES		
DELIVERY FEES		
ADVERTISING		
LICENSES		
MISCELLANEOUS		
TOTAL OVERHEAD EXPENSES		
NET OPERATING INCOME		

DUE 25TH OF EACH MONTH

EXHIBIT C– to the Franchise Agreement

RESTRICTIVE COVENANT AS TO
FRANCHISEE OR SHAREHOLDER/MEMBER/PARTNER OF FRANCHISEE

The undersigned, constituting the Franchisee, the Franchisee's shareholder(s), member(s), partner(s) and their respective spouses acknowledge that they are bound by the restrictive covenants as contained in Section 6 of the Franchise Agreement dated 12/4/13.

The undersigned, in consideration of mutual promises of the parties, and to induce Franchisor to sign the attached Franchise Agreement, hereby voluntarily enter into this Restrictive Covenant.

WITNESS: [signature]

FRANCHISEE

By: [signature]
Name: Ken Antos
Title: Member Manager
Date: 12/4/13

SHAREHOLDER/MEMBER/PARTNER

By: ______________
Name: ______________
Title: ______________
Date: ______________

SPOUSE

By: ______________
Name: ______________
Title: ______________
Date: ______________

EXHIBIT D– to the Franchise Agreement

NONDISCLOSURE AND NONCOMPETITION AGREEMENT

In consideration of the ongoing association between CAPRIOTTI'S SANDWICH SHOP and the undersigned employee (hereinafter "Employee"), the parties hereto have entered into this Nondisclosure and Noncompetition Agreement.

WHEREAS, in the course of its business operations, CAPRIOTTI'S SANDWICH SHOP provides its customers products and services, which, by nature of the business, include trade secrets, proprietary recipes and formulae, confidential and proprietary information and other matters deemed material or important enough to warrant protection; and

WHEREAS, Employee, by reason of his/her employment with CAPRIOTTI'S SANDWICH SHOP and in the course of his/her duties, has access to said secrets and confidential information; and

WHEREAS, CAPRIOTTI'S SANDWICH SHOP has trade secrets and other confidential and proprietary information, including recipes, procedures and particular desires or needs of such customers to which Employee has access in the course of his/her duties as an Employee.

NOW, THEREFORE, in consideration of the premises contained herein, the parties agree as follows:

Employee shall not either during the time of his/her employment with CAPRIOTTI'S SANDWICH SHOP, or at any time thereafter, either directly or indirectly, communicate, disclose, reveal or otherwise use for his/her own benefit or the benefit of any other person or entity, any trade secrets or other confidential or proprietary information obtained by Employee by virtue of his/her employment with CAPRIOTTI'S SANDWICH SHOP, in any manner whatsoever, any such information of any kind, nature or description concerning any matters affecting or relating to the CAPRIOTTI'S SANDWICH SHOP restaurant, or in the business of any of its customers or prospective customers, except as required in the course of his/her employment by CAPRIOTTI'S SANDWICH SHOP or except as expressly authorized by CAPRIOTTI'S SANDWICH SHOP in writing.

During any period of employment with CAPRIOTTI'S SANDWICH SHOP, and for two (2) years thereafter, Employee shall not, directly or indirectly, induce or influence, divert or take away or attempt to divert or take away, and during the stated period following termination of employment, call upon or solicit, or attempt to call upon or solicit, any of the customers or patrons of the CAPRIOTTI'S SANDWICH SHOP restaurant, including but not limited to those upon whom he/she was directly involved, or called upon, or catered to, or with whom he/she became acquainted while engaged in the employment of the CAPRIOTTI'S SANDWICH SHOP restaurant. Further, Employee shall not make

any use of the information described herein, or cause or attempt to cause any other person to use such information for purposes other than the business of CAPRIOTTI'S SANDWICH SHOP.

CAPRIOTTI'S SANDWICH SHOP:

By: ____________________________

Dated: ________________, _______

EMPLOYEE:

By: ____________________________

Dated: ________________, _______

EXHIBIT E – to the Franchise Agreement

FRANCHISE GUARANTY AGREEMENT

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Franchisor's entering into the Franchise Agreement of even date herewith (the "Franchise Agreement"), by and between **CAPRIOTTI'S SANDWICH SHOP, INC.** ("Franchisor") and **CAP'S OF SD, LLC** ("Franchisee"), the undersigned ("Guarantor") hereby, on behalf of itself, its successors, assigns, heirs, administrators and general representatives, as the case may be, covenants and agrees with Franchisor, its legal representatives, successors and assigns as follows:

(a) **THAT**, the undersigned will unconditionally guarantee to Franchisor the prompt and punctual payment of any and all monies due and owing or other amounts that may be or become periodically due to Franchisor under the Franchise Agreement and will duly perform all of the covenants contained in the Franchise Agreement to be performed by Franchisee thereunder and, in addition, will pay all damages that may arise in consequence of a default by Franchisee under the Franchise Agreement and all attorneys' fees and other costs that may be incurred by Franchisor in enforcing Franchisee's covenants and agreements set forth in the Franchise Agreement, or in enforcing the covenants and agreements of the undersigned in this Agreement all without requiring notice from Franchisor of any such default, which such notice the undersigned hereby expressly waives;

(b) **THAT**, the undersigned will unconditionally guarantee to Franchisor payment and satisfaction of any claim which Franchisor may have against Franchisee for damages resulting from a violation of any covenant or condition in the Franchise Agreement, including, but not limited to, the covenant not to compete, unfair competition as defined under the Federal Trademark Act of 1946, as amended, or under applicable state unfair competition laws, arising out of Franchisee's activities during the course of, in connection with or upon the termination of the Franchise Agreement;

(c) **THAT**, at the option of Franchisor, the undersigned may be joined in any action or proceeding commenced by Franchisor against Franchisee in connection with or based upon the Franchise Agreement or any provision thereof, and that recovery may be had against the undersigned in any such action or proceeding, or in any independent action or proceeding against the undersigned, without any requirement that Franchisor or its respective successors or assigns first assert, prosecute or exhaust any remedy or claim

against Franchisee, its successors or assigns such that the liability of the undersigned hereunder shall be deemed primary;

(d) **THAT**, this Franchise Guaranty Agreement shall be absolute, present and unconditional and shall remain in full force and effect and extend to any renewal, extension, indulgence, modification or amendment of the Franchise Agreement, and as to assignment, or other transfer of Franchisee's interests under the Franchise Agreement, whether or not the undersigned shall have had notice thereof;

(e) **THAT**, the validity of this Franchise Guaranty Agreement and the obligations of the undersigned hereunder shall in no way be terminated, limited, diminished, affected or impaired by reason of any action which Franchisor might take or be forced to take against Franchisee, or by reason of any waiver orfailure to enforce any of the rights or remedies reserved to Franchisor in the Franchise Agreement or otherwise;

(f) **THAT**, the obligations of the undersigned, if more than one party, shall be joint and several and shall be fully valid and binding as against each signatory individually whether or not any other party or parties have signed this Franchise Guaranty Agreement;

(g) **THAT**, the undersigned waives notice of any and all defaults under the Franchise Agreement;

(h) **THAT**, in any action or proceeding brought on, under or by virtue of this Franchise Guaranty Agreement, the undersigned shall and does hereby waive trial by jury;

(i) **THAT**, this Franchise Guaranty Agreement shall survive the termination, expiration or cancellation of the Franchise Agreement; and

(j) **THAT**, any failure or election to take action against the undersigned based on this Franchise Guaranty Agreement shall not in any way be deemed as a waiver of any rights of Franchisor hereunder.

The use of the singular in this Agreement shall include the plural. Each term used in this Franchise Guaranty Agreement, unless otherwise defined in this agreement, shall have the same meaning as when used in the Franchise Agreement. This Franchise Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has caused this Franchise Guaranty Agreement to be signed as of even date with the Franchise Agreement.

WITNESS: [signature]

GUARANTOR: [signature]

Individually

Date: 12/4/13

STATE OF Nevada, CITY/COUNTY OF Clark, to wit:

I HEREBY CERTIFY that on this 4th day of Dec, 2013 before me, the subscriber, a notary public in and of the state and city/county aforesaid, personally appeared Ken Antos, who signed the foregoing Franchise Guaranty Agreement.

[signature]
Notary Public

MY COMMISSION EXPIRES:

DEMLOW M
Notary Public-State of Nevada
APPT. NO. 12-9626-1
My App. Expires December 06, 2016

CALIFORNIA APPENDIX FOR OFFERINGS
OF CAPRIOTTI'S FRANCHISES IN CALIFORNIA:

In California, the Franchise Relationship is covered by Bus. & Prof. Code Sections 20000-20043.

THE CALIFORNIA FRANCHISE INVESTMENT LAW REQUIRES THAT A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE BE DELIVERED TOGETHER WITH THE FRANCHISE DISCLOSURE DOCUMENT.

1. Our website has not been reviewed or approved by the California Department of Corporations. Any complaints concerning the content of this website may be directed to the California Department of Corporations at www.corp.ca.gov.

2. No person listed in Item 2 of the Franchise Disclosure Document is subject to any currently effective order of any national securities association or national securities exchange as defined in the Securities Exchange Act of 1934, 15 U.S.C.A. 78a et seq., suspending or expelling these persons from membership in these association or exchange.

3. Item 17 Additional Paragraphs:

   A. California Business and Professional Code Sections 20000 through 20043 provide rights to the franchisee concerning the termination or non-renewal of a franchise. If the franchise agreement contains a provision that is inconsistent with the law, the law will control.

   B. The franchise agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law (11 U.S.C.A. Sec. 101 et seq.).

   C. The franchise agreement contains a covenant not to compete which extends beyond the termination of the franchise. This provision may not be enforceable under California law.

   D. The franchise agreement requires binding arbitration. The arbitration will occur at Las Vegas, Nevada with the costs being borne by each party, unless the disputed provision in the franchise agreement provides for payment by the losing party of the prevailing party's attorneys' fees and costs of litigation. This provision may not be enforceable under California law.

   E. The franchise agreement requires application of the laws of Nevada. This provision may not be enforceable under California law.

   F. Section 31125 of the California Corporations Code requires us to give you a disclosure document, in a form containing the information that the commissioner may by rule or order require, before a solicitation of a proposed material modification of an existing franchise.

   G. You must sign a general release if you renew or transfer your franchise. California Corporations Code §31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code §§31000 through 31516). Business and Professions Code §20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code §§20000 through 20043).

   H. Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Professions Code Section 20040.5, Code of Civil Procedure Section 1281, and the Federal Arbitration Act) to any provisions of a franchise agreement restricting venue to a forum outside the State of California.

4. Item 19 Additional Paragraph:

The earnings claims figure(s) does (do) not reflect the costs of sales, operating expenses, or other costs or expenses that must be deducted from the gross revenue or gross sales figures to obtain your net income or profit. You should conduct an independent investigation of the costs and expenses you will incur in operating your Franchised Business. Franchisees or former franchisees, listed in the disclosure document, may be one source of this information.

California Effective Date: April 9, 2013

Franchisor :

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ____________________
Name: Ashley Morris
Title: CEO
Date: 12/5/13

FRANCHISEE:

KCI INVESTMENTS, LLC

By: ____________________
Name: Ken Antos
Title: Member Manager
Date: 12/4/13

ADDENDUM FOR USE ONLY IN THE STATE OF CALIFORNIA

1. The California Franchise Investment Law requires a copy of all proposed agreements relating to the sale of the franchise be delivered together with the offering circular.

2. Franchisor and any person in Item 2 of the Franchise Disclosure Document is not subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities Exchange Act of 1934, 15 U.S.C.A. 78a et seq., suspending or expelling such persons from membership in such association or exchange.

3. California Business and Professions Code 20000 through 20043 provides rights to the franchisee concerning termination or non-renewal of the franchise. If the franchise agreement contains a provision that is inconsistent with the law, the law will control.

4. The franchise agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law. (11 U.S.C.A. Sec. 101 et seq.).

5. The franchise agreement contains a covenant not to compete which extends beyond the termination of the franchise. This provision may not be enforceable under California law.

6. The franchise agreement requires binding arbitration. The arbitration will occur in the city of Las Vegas with the costs borne by the prevailing party.

7. Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Processions Code Section 20040.5, Code of Civil Procedure Section 1281, and the Federal Arbitration Act) to any provisions of a franchise agreement restricting venue to a forum outside the State of California.

8. The franchise agreement requires application of the laws of Nevada. This provision may not be enforceable under California law.

9. Section 31125 of the California Corporations Code requires us to give you a disclosure document, in a form containing the information that the commissioner may by rule or order require, before a solicitation of a proposed material modification of an existing franchise.

10. You must sign a general release if you renew or transfer your franchise. California Corporations Code §31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code §§31000 through 31516). Business and Professions Code §20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code §§20000 through 20043).

11. "The earnings claims figure(s) does (do) not reflect the costs of sales, operating expenses, or other costs or expenses that must be deducted from the gross revenue or gross sales figures to obtain your net income or profit. You should conduct an independent investigation of the costs and expenses you will incur in operating your franchise

business. Franchisee or former franchisees, listed in the Franchise Disclosure Document, may be one source of this information."

12. OUR WEBSITE HAS NOT BEEN REVIEWED OR APPROVED BY THE CALIFORNIA DEPARTMENT OF CORPORATIONS. ANY COMPLAINTS CONCERNING THE CONTENT OF THIS WEBITE MAY BE DIRECTED TO THE CALIFORNIA DEPARTMENT OF CORPORATIONS at www.corp.ca.gov.

4042

KCI INVESTMENTS, LLC
4033 S. DEAN MARTIN DR.
LAS VEGAS, NV 89103-4138

JPMORGAN CHASE BANK, N.A.
90-7162-3222

12/6/2013

PAY TO THE ORDER OF Capriotti's Sandwich Shop $ **78,500.00

Seventy-Eight Thousand Five Hundred and 00/100*** DOLLARS

Security features. Details on back.

Capriotti's Sandwich Shop

AUTHORIZED SIGNATURE

MEMO Pre-Paid Franchise fees & Birchwood

⑈004042⑈ ⑆322271627⑆ 925610412⑈

KCI INVESTMENTS, LLC 4042

Capriotti's Sandwich Shop 12/6/2013

Birchwood	6,500.00
Pre-Paid Franchise fees	20,000.00
Pre-Paid Franchise fees	26,000.00
Pre-Paid Franchise fees	26,000.00

Chase 0412 Pre-Paid Franchise fees & Birchwood 78,500.00